Exhibit 10.39



                                SUPPLY AGREEMENT
                                 BY AND BETWEEN
                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                                       AND
                           C&S WHOLESALE GROCERS, INC.


     THIS AGREEMENT, made as of the 27th day of June, 2005 (this "Agreement"), is by and between The Great Atlantic & Pacific Tea Company, Inc. and its subsidiaries ("A&P"), a Maryland corporation with its principal office at 2 Paragon Drive, Montvale, New Jersey 07645, and C&S Wholesale Grocers, Inc. ("C&S"), a Vermont corporation with its principal office at 7 Corporate Drive, Keene, New Hampshire 03431.

     Whereas, A&P desires to exit the distribution business;

     Whereas, A&P sells groceries and other merchandise through its retail stores under the banners A&P, The Food Emporium, Waldbaum's, Foodmart, Food Basics, Sav-A-Center, and Super Fresh;

     Whereas, C&S is a wholesale supplier of groceries, perishables and other merchandise sold in supermarkets;

     Whereas, C&S currently supplies A&P product in a number of item categories (including grocery, frozen, dairy and deli) and the parties desire to continue and expand their relationship by C&S increasing the volume of merchandise C&S supplies to A & P; and

     Whereas, the current supply relationship is covered in the Master Supply Agreement dated October 27, 2003 (the "Existing Supply Agreement") and the parties deem it in their respective best interest to enter into this Agreement, which covers volume that is separate and apart from the volume covered by the Existing Supply Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, A&P and C&S, intending to be legally bound, hereby agree as follows:

     Section 1. Defined Terms. The following capitalized terms shall have the meanings set forth below:

     1.1 Term. "Term" means, unless earlier terminated in accordance with the terms of this Agreement, the period from June 27, 2005 until June 27, *.

     1.2 Contract Year. "Contract Year" means the twelve-month period commencing on October 9, 2005 and on the anniversary of October 9 thereafter. Each Contract Year consists of four 13-week "Contract Quarters ". Each Contract Year shall begin on October 9 and continue through and include the following October 8. The parties will in good faith attempt to make the beginning and ending of

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

each Contract Quarter coincide with the beginning and ending of A&P's fiscal accounting periods.

     1.3 Commencement Date. "Commencement Date" means July 10, 2005.

     1.4 Facilities. "Facilities" means collectively the A&P distribution facilities in Islip, New York, Baltimore, Maryland, and Dunmore, Pennsylvania.

     1.5 A&P Store Locations. "A&P Store Locations" means the A&P stores set forth on Schedule 1.5. Any new or replacement stores of A&P or any of its subsidiaries or affiliates in the geographic region of any of the A&P Store Locations shall also be supplied by C&S under this Agreement, provided that if A&P purchases a group of 10 or more stores, then, regardless of whether or not C&S has a supply agreement with the former owner of the purchased stores, C&S and A&P will meet and in good faith adjust the terms of this Agreement to the extent of any benefits or costs resulting from such additional volume and the existing agreement, if any.

     1.6 Merchandise. "Merchandise" means A&P's entire requirements of grocery, bakery, GM/HBC, candy, spices, meat, deli, seafood, produce, dairy, floral, and certain other merchandise in the product categories carried by C&S or A&P, provided, however, Merchandise does not include products that, as of the Effective Date are not supplied from an A&P or C&S warehouse (i.e., are supplied by direct store delivery ("DSD") vendors), provided, further, if C&S elects to warehouse a DSD item, then A&P will support C&S and will purchase such item from C&S if, and for so long as, A&P in its discretion determines it is cost-competitive to do so taking into account the costs associated with any services provided by the vendor of such product. If A&P decides to have an item of C&S supplied Merchandise become a DSD item, then the parties shall meet and in good faith agree on an appropriate upcharge adjustment if appropriate to keep C&S whole while permitting A&P to receive the net benefits of such change. A&P will in good faith negotiate with C&S with respect to C&S taking over the supply of tobacco, ice, store supplies and front-end candy.

     1.7 CPI. "CPI" means the Consumer Price Index for all urban consumers (CPI-U) for New York-Northern New Jersey-Long Island for food and beverages or similar appropriate index chosen by the parties if the CPI is no longer available.

     1.8 ECI. "ECI" means the U.S. Department of Labor Employment Cost Index -- Wholesale Trade Excluding Sales Occupations (Series ID ECU11402I) or similar appropriate index chosen by the parties if the ECI is no longer available.

     1.9 Shipped Cases/Pieces. C&S will continue to count shipped cases/pieces in a manner that is consistent with A&P's historical practices.

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.


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     Section 2. Agreement to Purchase and Implementation.

     2.1 Agreement. During the Term, A&P agrees to purchase from C&S, and C&S agrees to sell to A&P, A&P's entire requirements of Merchandise for all A&P Store Locations. From the date hereof (the "Effective Date") until the respective Procurement Conversion Date (the "Transition Period"), the parties shall use their respective best efforts to coordinate the transition of A&P's distribution business to C&S on the respective Procurement Conversion Date.

     2.2 Schedule. C&S will phase in the supply and procurement of Merchandise from July 10, 2005 through October 16, 2005, and all A&P Stores will be accepting delivery of their entire requirements of Merchandise from C&S by October 16, 2005. The detailed implementation schedule is attached hereto as
Schedule 2.1. The implementation schedule may, by mutual agreement of the parties, be adjusted.

     Section 3. Price, Upcharges and Fees.

     3.1 Base Price. A&P shall pay C&S the Base Price for each product as set forth below, plus the applicable upcharges and fees.

     (a) General. Except as stated below, the Base Price shall be the manufacturer's published list price (as delivered) in the best bracket in which A&P or C&S normally purchases such item for the applicable facility (including all inbound transportation charges), less any published retail off-invoice allowances.

     (b) Reserve Price. The "Reserve Price" shall be the price established at the time product is purchased into the Reserve.

     (c) Fresh Deli (non-packaged), Produce, Floral, Fresh Meat, and Fresh Seafood. The Base Price for items in the Fresh Deli (non-packaged), Produce, Floral, Fresh Meat, and Fresh Seafood will be quoted * by C&S based upon market conditions and availability. The Base Price shall be reviewed with and accepted
* by A&P. Produce and meat items covered by an A&P negotiated contract or any renewal thereof shall be sold at the A&P contracted price. If A&P can purchase an item covered by this Section 3.1(c) at a price lower than C&S's quote, then C&S will match such quote or purchase the item from the A&P specified vendor. Additional perishable procurement procedures are set forth on Schedule 3.1(c).

     (d) Private Label. A&P shall have the right to negotiate directly with vendors on the delivered price of A&P private label items to be shipped by C&S to A&P Stores. The private label items covered by this Section 3.1(d) will have a Base Price equal to the amount agreed to between A&P and the vendor, including all inbound and accessorial charges payable by C&S, provided that the price negotiated by A&P represents a market price. C&S and A&P will explore a program for cooperative buying on private label brands.

     (e) Price Bulletin. C&S will publish electronically the Base Price * in a bulletin and price file prepared for A&P.

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.


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

     (f) Logistics Programs. The Base Price shall include all current logistics, plant direct and other similar logistics programs that A&P is involved with as of the Effective Date. (Such programs are set forth on Schedule 3.1(f)). If a vendor initiates a new logistics program similar to those on Schedule 3.1(f), then C&S will reflect * of the net savings of such program in the Base Price after subtracting any costs of C&S related to compliance with such program, provided, however, if a vendor converts an A&P trade funding program into a logistics initiative, then A&P will be entitled to the full amount of such initiative less any costs related to C&S's compliance with such initiative.

     (g) Transferred Inventory. The Base Price for each item of Transferred Inventory (as defined in the Asset Purchase Agreement) will be the price paid by C&S to A&P for such item.

     3.2 Upcharges.

     (a) General Background. The per case cost to A&P under this Agreement will be * per case following June 1, 2006 premised on the provisions set forth in Sections 3.2(b), (c) and (d). While this per case cost is implemented in several components as noted below, the intent is that the upcharge of * per case will be the baseline cost and C&S will provide * reconciliation for variances or changes. The fee was reached based on A&P's present overall distribution costs of approximately * minus over * in annual savings, which savings do not include any A&P overhead savings. Following such savings, C&S annual expenses charged to A&P would be approximately * initially following each Procurement Conversion Date and * following October 1, 2006. For example, if A&P's annual case volume hereunder is * then the upcharge would be calculated as follows:

A&P's blended warehousing and transportation:                 *
A&P Initial Savings                                           *
Final Additional Initial Savings                              *
Diverting Buyout (Section 3.2(c)(iv))                         *
Facility Credit                                               *
Stop Fee Savings (Section 3.2(b)(ii))                         *
Coupon Conversion Credit (Section 3.2(c)(v))                  *
Additional Savings (Section 3.2(c)(vi))                       *__
Total:                                                        *

     (b) (i) Warehouse Upcharge. A&P shall pay to C&S the per case Upcharges set forth on Schedule 3.2(b)(i) (the "Upcharge") on all Merchandise delivered to A&P following a Procurement Conversion Date as set forth below, except GM/HBC Merchandise and Merchandise supplied to the New Orleans division ("New Orleans Merchandise"). In addition to the Upcharge, A&P will pay to C&S a surcharge of * per case on all private label cases in excess of * of the Merchandise supplied hereunder in any Contract Year. ` The Procurement Conversion Date for Merchandise presently supplied from the below facilities shall be:

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.


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         July 10, 2005              Edison and Freshtown
         August 28, 2005            Baltimore
         September 18, 2005         Central Islip
         October 2, 2005            New Orleans
         October 16, 2005           Dunmore

Prior to a Procurement Conversion Date, A&P will reimburse C&S for the total actual cost of operating the Facilities and the New Orleans Facility and delivering Merchandise consistent with A&P's past practices, including without limitation, labor and benefit costs of the hired Affected Employees (as defined in the Asset Purchase Agreement), all as calculated pursuant to Schedule 3.2(a)(i). However, the costs attributable to conversion to C&S systems, including costs related to training for EXE, shall not be reimbursed by A&P but will be borne by C&S. Within * following a Procurement Conversion Date the parties shall reconcile the actual costs charged for a facility prior to the Procurement Conversion Date.

     (ii) Stop Fee. (A) Facility Deliveries. Prior to October 2, 2005, C&S will charge A&P for deliveries from the Facilities the amounts set forth on Schedule 3.2(b)(i), provided that if A&P opens or closes a store(s), then the transportation expense to deliver or not to deliver to these stores will be added to or subtracted from such amount. The parties shall work together in good faith to reduce the transportation costs from the Facilities and C&S Facilities and, based on * cases supplied per Contract Year, in no event will such savings be less than * in the first Contract Year. Prior to August 1, 2005, C&S will provide A&P with a list of savings programs totaling at least *. On October 2, 2005, the parties will (i) take the projected annual transportation costs from the Facilities as they exist as of October 2 , 2005, minus (ii) the projected savings from the implementation of the savings programs implemented by C&S,
(iii) divide the projected annual transportation costs by the projected number of total annual stops as of October 2, 2005 and (iv) the result of such calculation shall be the Stop Fee for Facilities following October 2, 2005. The method of calculating the Stop Fee is more fully set forth on Schedule 3.2(b)(ii). It is agreed that A&P has the obligation to implement the savings programs needed to achieve the * savings except to the extent that to do so would in, A&P's reasonable judgment, be materially detrimental to its business.

     (B) C&S Facility Deliveries. For Merchandise that is not delivered from a Facility (e.g. Harrisburg, Windsor Locks, North Hatfield and PDC) (collectively, C&S Facilities"), prior to October 2, 2005, C&S will charge A&P for deliveries from C&S Facilities the amounts set forth on Schedule 3.2(b)(i), provided that if A&P opens or closes a store(s), then the transportation expense to deliver or not to deliver to these stores will be added to or subtracted from the such amount. On October 2, 2005, the parties will calculate the Stop Fee for C&S Facilities as follows: (i) * minus (ii) the projected amount of the annual savings resulting from the implementation of a savings program for a C&S

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

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Facility set forth on the list provided pursuant to Section 3.1(b)(ii)(A) (which when combined with the savings under Section 3.2(b)(ii)(A) shall be no less than
* ), (iii) divide the projected transportation costs by the number of total projected annual stops as of October 2, 2005 and (iv) the result of such calculation shall be the Stop Fee for C&S Facilities following October 2, 2005.

     (iii) Dunmore Upcharge. (A) Following October 9, 2005, the upcharge for GM/HBC Merchandise is * per unit. The Dunmore upcharge reflects * of savings from A&P's present costs in Dunmore. Attached as Schedule 3.2(b)(iii) is the calculation of the Dunmore Upcharge. In addition, the agreed to imputed rent for the Dunmore Facility shall be paid by A&P to C&S. The parties will establish the standard credit policy and reserve for Dunmore within * of the Effective Date. The parties will meet and discuss in good faith a volume incentive for GM/HBC volume.

     (B) * . Notwithstanding the prior sentence, if A&P sells a division, then
(i) the GM/HBC Upcharge shall be reduced to reflect any GM/HBC transportation savings resulting from such sale, (ii) the Upcharge will be adjusted to reflect the fact that fewer cases are absorbing fixed costs associated with the supply of GM/HBC merchandise, and (iii) the base for the GM/HBC Reduced Volume Surcharge shall be adjusted to reflect the loss of cases.

     (iv) New Orleans Upcharge. Following September 25, 2005, the upcharge for the New Orleans division shall be * per case (the actual cost of the New Orleans operations). In addition, the agreed to imputed rent for the owned New Orleans facility shall be paid by A&P to C&S. The New Orleans division supply arrangements shall be in accordance with this Agreement and Schedule 3.2(b)(iv).

     (v) Baltimore Imputed Rent. In addition to the Warehouse Upcharge, the agreed to imputed rent for the owned Baltimore facility shall be paid by A&P to C&S.

     (c) Warehouse Adjustments.

     (i) Upcharges. The essence of this upcharge section is that the Upcharge reflects A&P's cost per case for the trailing * prior to February 26, 2005 for all distribution related expenses with a savings of * per case. Schedule 3.2(c)(i) sets forth the information used to calculate the Upcharge. Notwithstanding the parties' best efforts regarding the determination of the proper Upcharge and other fees, surcharges, and incentives under Section 3 of this Agreement, within * of the end of the first Contract Quarter and * Contract Year, the parties shall meet to review the projections and data used to calculate the Upcharge and the other fees, surcharges, and incentives covered under Section 3 of this Agreement and shall in good faith adjust, if necessary, the Upcharge and other fees, surcharges, and incentives under Section 3 of this Agreement based on the accuracy of the data provided or data unavailable at the time of the original calculations. It is the parties' intent that A&P will continue to employ the same business practices with respect to the Facilities or otherwise with respect to supplying the A&P Stores as it employed while it

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

was operating the Facilities (i.e., full pallet rounding and full pallet ordering, mix of inner packs/eaches/full cases) and the parties will maintain the same methodology for converting eaches to cases. If there is a fundamental change following the Commencement Date in A&P's sales mix, service requirements or other substantive changes affecting the cost of supplying the A&P Stores, then the parties agree to meet and in good faith adjust the Upcharge.

     (ii) *.

     (iii) Vendor Inbound Compliance. C&S will continue vendor inbound compliance programs and charge vendors for noncompliance (i.e., noncompliance with routing guide instructions, late delivery, missed appointments, broken pallets). If a fee is reduced or eliminated and A&P has not provided the support set forth in the prior sentence, then the upcharge will be increased to reflect such reduction or elimination, provided, however, prior to any such increase the Presidents of A&P and C&S shall meet to try and find another method for making up the decrease in vendor compliance income in lieu of increasing the upcharge.

     (iv) * .

     (v) Coupons. A&P will transfer its coupon processing to C&S and the parties will follow the coupon processing program set forth on Schedule 3.2(c)(v). Immediately following the commencement of C&S processing A&P's coupons, the Upcharge will be reduced by * per case.

     (vi) Additional Savings. On June 1, 2006, the Upcharge shall be reduced by
* per case.

     (d) Stop Fee Adjustments. (i) Fuel Cost Adjustment. For purposes of this
Section 3.2(d)(i), the Base Cost of Fuel is as set forth on Schedule 3.2(d)(i). The Base Cost of Fuel is calculated as set forth on Schedule 3.2(d)(i). Within * of the end of each Contract Quarter, C&S shall calculate the cost of fuel for such Contract Quarter (the "Quarterly Fuel Cost") in the same method as set forth on Schedule 3.2(d)(i) and shall either bill A&P if the Quarterly Fuel Cost is more than the Base Cost of Fuel or credit A&P if the Quarterly Fuel Cost is less than the Base Cost of Fuel calculated as follows: * . The Stop Fee Fuel Component for Facilities and C&S Facilities shall be calculated as part of the calculations done pursuant to Section 3.2(b)(ii). For example, if * .

     (ii) Tolls and Road Taxes. Each Contract Quarter the Stop Fee for both Facilities and C&S Facilities shall be adjusted to reflect any increase or decrease in tolls and road taxes as compared to the prior Contract Quarter.

     (iii) * .

     (iv) Driver Cost Increases. Commencing with the * Contract Year,

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.


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on the * following any increase in the labor and/or employee benefit costs with respect to the drivers delivering Merchandise from a Facility, the Stop Fee for Facilities will be adjusted to reflect * of the actual cost of any such increases. If A&P can demonstrate that any such driver cost increase is materially out of line with labor and employee benefits cost increases for truck drivers in the trucking industry in the Northeastern United States, then the parties will meet and in good faith determine whether * or some lower percentage is the fair and equitable percentage to use to adjust the Stop Fee. If there is a non-productivity related negotiated benefit that offsets a labor or employee benefit cost increase, then such negotiated benefit shall be factored into the determination of the cost increase used to adjust the Stop Fee. For example, if there is a wage increase, but a holiday is eliminated, then the cost benefit of the elimination of such holiday will be factored into the calculation of such wage increase. By way of further example, if there is an employee benefit cost increase, but eligibility requirements are changed, then the cost benefit of such eligibility requirements will be factored into the calculation of the employee benefit cost increase.

     (v) Stop Fee Savings. Following October 2, 2005, A&P will receive * and C&S
* of any Stop Fee Savings for Facilities and C&S Facilities resulting from A&P decreasing the number of stops.

     (e) Notice/Backup. C&S will provide A&P with back-up documentation of any increase under Section 3 (c) or (d) and written notice prior to the implementation of any such change.

     (f) * .

     3.3 * .

     3.4 Restocking Fee. C&S will charge A&P a restocking fee of * for the return of all cases ordered in error by A&P. This fee will not apply to the return of any cases generated by C&S mispicks or other errors or returns from a new store or a major remodel within * of the store's grand opening or reopening.

     3.5 Cross-Dock. C&S will charge A&P a cross dock fee of * per case for cross-dock cases. If A&P commences cross-docking cases of a new DSD vendor C&S will charge A&P * per pallet for any such cross-docked pallets, provided that
(i) the * fee is premised on there being an average of * cases per pallet and if there is not such average, then the parties shall in good faith adjust the * fee, and (ii) the Stop Fee shall be adjusted to reflect the increased transportation cost, if any, resulting from these additional cross-dock cases. If A&P converts selected cases to cross-dock, then C&S will charge A&P * per pallet for such cross-dock cases. If the mix of existing cross-dock Merchandise changes or the average cases per pallet changes, then parties will meet and good faith adjust the relevant fees set forth above. With respect to cross-dock pallets or totes that require breakdown, A&P and C&S will negotiate in good faith to determine an appropriate fee. The handling fee will be subject to adjustment for cases exceeding * cubic feet. Cross-dock product is not slotted in C&S facilities and C&S is not required to hold any cross-dock product more than * .

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.


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     3.6 Cardboard Bales. For * per bale C&S will pick up A&P's cardboard bales at A&P stores, transport them to a C&S Facility or Facility and load them on a trailer to be provided by A&P or a party designated by A&P. A&P shall promptly remove full trailer loads of bales from the applicable facility. Any costs incurred by C&S with respect to proper disposal or other disposition of the baled cardboard shall be the responsibility of A&P. A&P shall clearly mark its bales, e.g. with an A&P day glow sticker.

     3.7 Volume Incentive. If for either * , A&P's purchases from C&S are more than * cases, then C&S shall pay to A&P a Volume Incentive (the "Volume Incentive") equal to * per case for all case purchases for the applicable * in excess of * . The Volume Incentive calculated as set forth in this Section 3.7 for any * period shall be paid by C&S by the * following any such period.

     3.8 Reduced Volume and Lost Profits Surcharge.

     (a) If for either the * , A&P's purchases from C&S are less than * cases, then A&P shall pay to C&S a Reduced Volume Surcharge (the "Reduced Volume Surcharge") equal to * per case for all case purchases for the applicable * less than * .

     (b) The Reduced Volume Surcharge calculated as set forth in this Section
3.8 for any * period shall be paid by A&P by the * after the end of any such period.

     (c) As for all other purposes under this Agreement, volume under the Existing Supply Agreement shall be excluded from the calculations under this
Section 3.8 and Section 3.7 (Volume Incentive). In addition, GM/HBC Merchandise, New Orleans Merchandise and cross-dock Merchandise shall be excluded from the calculations under this Section 3.8 and Section 3.7 (Volume Incentive).

     3.9 Seasonal GM/HBC Storage. C&S will oversee the operation of seasonal GM/HBC storage and A&P shall be responsible for the cost of seasonal GM/HBC storage, including occupancy, transportation and warehousing, which costs A&P shall reasonably approve in advance.

     Section 4. Implementation Committee.

     4.1 Implementation Committee. The parties will form an implementation committee to oversee the implementation of this Agreement. The committee will establish the requisite information flow. It also will work to (i) foster efficient and timely communications and information sharing, (ii) to develop mutually beneficial operating efficiencies and savings, (iii) ensure that the actions of one party do not negatively impact the operations and/or profits of the other, (iv) monitor, adjust and/or create new key performance indicators ("KPIs") and (v) identify items that could be added or subtracted for the parties' mutual benefit.

     4.2 Committee Priorities. Within the first six months following the date of this Agreement, the committee will work to develop mutually beneficial policies in the

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.


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following areas: store order frequency; better programs with respect to packaging to reduce damages; pallet rounding; reduction in vendor lead times; ordering efficiencies; receiving efficiencies (store and warehouse); combined purchasing (cooperative purchasing opportunities in not for resale items); service level/fill rate; new items speed to shelf; inventory management; seasonal item management; manufacturer out of stock issues; ad underpulls and overpulls (future promotions and past performance); new store openings and remodels; and pallet exchange efficiencies.

     Section 5. Additional Buying and Supply Provisions.

     5.1 Deal Extensions. C&S will reflect all vendors' retail trade allowances
* after the vendors' last order date, except for the short coded items set forth on Schedule 5.1.

     5.2 Slow Movers. C&S is entitled to discontinue any A&P unique items that move less than * , unless A&P elects to pay a * cent per case surcharge on such items or allows C&S to deliver such items * . On or before the * , C&S shall provide A&P with a report indicating all A&P unique items that averaged less than * of movement. A&P shall have until the * to determine whether C&S may discontinue such items or whether A&P elects to pay the additional surcharge for such slow moving items.

     5.3. New Items. C&S will work with vendors to make new items available for shipment to A&P at the earliest shipment date. If A&P provides C&S at least * notice of any new item, C&S will ship such new product within * of vendor's first available ship date, subject to vendor availability of the product. Strategic items, as reasonably determined by A&P, shall be shipped on the vendor's first available ship date, subject to vendor product availability.

     5.4 Expedite. If C&S causes the shortage of any time sensitive items, such items will be expedited at no expense to A&P, provided that A&P shall pay additional costs for any shortages due to its error.

     5.5 Standard Credit Policy. (a) With respect to the Facilities, the parties shall follow the standard credit policy set forth on Schedule 5.5(a), which is intended to mirror A&P's current standard credit practices. With respect to any other C&S facilities, the parties shall follow the standard credit policy set forth on Schedule 5.5(b). The audit procedures to support the C&S facilities' policy are also set forth on Schedule 5.5(b). With respect to Facilities, C&S will, after taking into account credits that it has issued to the stores pursuant to its warehouse audits and store called-in credits and all other reserve adjustments, pay to or bill A&P the net shortage or gain in each warehouse, all as described on Schedule 5.5(c). A&P will continue to receive current swell allowances for product shipped from a Facility. C&S will receive all swell allowances on any vendor that switches to a swell allowance and will pass on to A&P * of such allowances received. C&S will receive all swell allowances for Merchandise shipped from a C&S Facility and will pass on to A&P * of such allowances received. If a vendor that switches to a swell allowance is a successor to an A&P swell vendor, then the parties will meet and in good faith agree on the proper allocation of the swell

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.


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

allowance from the successor vendor. C&S will primarily rely on the A&P Help Desk to issue credits because A&P is being billed for or paying the net shortages or gains. C&S shall maintain a level of security at the facilities serving A&P sufficient to mutually satisfy the parties that the Merchandise is being adequately protected, with the presumption that the relative level of security on the date hereof is sufficient for such purposes. C&S shall provide A&P with a reconciliation report of net shortages and gains in inventory within
* of the end of each A&P accounting period.

     (b) Other Customers. Following the commencement of shipment by C&S to customers other than A&P from the Facilities, the parties will follow the standard credit policy attached as Schedule 5.5(b).

     5.6 Discontinued/No Movement items. The parties will work together to eliminate items that have no movement for * , including, without limitation working together to have the responsible manufacturer repurchase and remove such inventory. For any and all items that A&P discontinues or items that have no movement for * (excluding seasonal items that A&P represents it will sell the following year), C&S will provide A&P notice. Upon receipt of such notice, A&P will either provide for the vendor to remove and repurchase all such cases remaining in the warehouse or give C&S a distribution for such cases. In either event, such goods will be removed by vendor or store distribution within * of A&P's receipt of notice. To minimize such inventory, A&P will give C&S advance notice of any discontinuance to avoid unnecessary ordering. Furthermore, if such item is not unique to A&P in the applicable facility, A&P will only be responsible for such discontinued items to the extent that such leftover inventory is A&P leftover ad product.

     5.7 Ads. (a) A&P shall book all ads by facility for the first 18 months following the Commencement Date. Following such 18 month period A&P shall only be responsible for providing C&S with the aggregate number of cases per ad per item across all facilities supplying A&P. In addition, the parties will in good faith work on a feathering process to bring in ad product to each facility prior to the commencement of the ad. A&P shall provide to C&S distribution quantities for dry grocery by store for at least * of the product booked for a front page ad for C&S' distribution prior to the commencement of the ad, provided that A&P will use its commercially reasonable efforts to provide C&S distribution quantities of * . Prior to the end of the * Contract Year, A&P will strive to provide C&S distribution quantities for at least * of all ad product prior to the commencement of an ad. Left-over ad product may be sent back to the Facilities subject to Section 3.4. A&P will purchase left-over perishable ad product from C&S prior to such product being out-of-code, provided that if A&P is unable to so purchase, A&P will be responsible for the cost and disposition of such product. C&S and A&P will work together to minimize leftover ad product, including, continuing A&P's practices of remerchandising items where possible, canceling trucks and having vendors pick-up leftover ad product. Left-over ad product in excess of * normal turn movement (as measured against the physical balance) shall be placed into the Reserve.

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

     (b) A&P will be responsible for all fresh seafood, chicken and other poultry pre-orders and will purchase such items from C&S prior to the seafood or chickens being out-of-code, provided that if A&P is unable to so purchase, A&P will be responsible for the disposition of such product.

     5.8 SKU's. C&S shall not be obligated to carry more than * above the number of SKU's per Facility than A&P carries as of the Effective Date absent the consent of C&S, which consent will not be unreasonably withheld, provided that the maximum increase in SKU's per Contract Year shall be no more than * of the number of SKU's per Facility that A&P carried in the prior Contract Year.
Schedule 5.8 sets forth the present number of A&P SKU's by category and warehouse.

     5.9 * .

     5.10 * .

     5.11 Base Price and other Adjustments.

     (a) To the extent that an income item formerly available to one party is eliminated but such program dollars are made available to the other party in another form, then the party benefited by such change will make the other party whole by an adjustment to the Base Price of such goods or other agreed to adjustment.

     (b) Each party acknowledges that the other party has historically benefited from certain sources of income, including, but not limited to: Cross-Roads, warehouse slotting, retail store slotting, alternative source buying, and cash discounts. Furthermore, as of the date hereof, A&P earns a certain amount of trade funds, but also engages in certain activities that one may claim could impact trade funds, such as diverting or vendor compliance programs. Neither party will knowingly interfere with the other party's programs. More specifically, no action by C&S that differs from A&P's actions, be it, for example, C&S' increasing the amount of diverting or vendor charges from A&P's level, will negatively impact A&P's current level of trade funds. A&P will use its commercially reasonable best efforts to both prevent a vendor from claiming that C&S' programs interfere with A&P's trade funds and to preserve C&S' programs. As part of A&P's efforts in this regard, on a case-by-case basis, A&P will include C&S in vendor meetings, and with all parties present, inform such vendor that it is the vendor's issue to resolve with C&S and that in no way is the vendor to reduce A&P's trade funds.

     (c) The pricing provisions herein are based upon the parties' mutual assumption that no fundamental changes will occur in the structuring or level of promotions or other factors affecting the wholesale cost of Merchandise. If the parties' mutual assumptions cease to be true at any time during the Term, the parties agree to negotiate in good faith to reach agreement on new, mutually acceptable pricing terms. It is A&P's intention to continue to negotiate and structure deals that will lower A&P's net cost of goods.

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

     (d) Within * of the end of each Contract Quarter or as reasonably requested by a party, the most senior merchandising executive at C&S and the most senior merchandising executive at A&P will meet and review any instances where a party's trade funding has decreased in the prior Contract Quarter. If a party can show that a decline in its funding on a vendor is due to a program of the other party that has resulted in an increase in such party's trade funding from such vendor, then the benefited party will promptly meet with such vendor and attempt to determine what effect, if any, its increased trade funding had on the other party's trade funding. If a program of a party has had a negative impact on the other party's funding, then the benefited party will seek to cause such vendor to reverse such decline. If the benefited party is unsuccessful in causing the vendor to reverse the other party's decline in trade funds, then A&P and C&S shall jointly meet with the applicable vendor and attempt to cause the vendor to reverse the decline. If such effort is unsuccessful, then the benefited party will either take such vendor off the program in its entirety, take the vendor off the program with respect to the other party or otherwise make up the decline in the other party's trade funds. As part of the quarterly reconciliation between the A&P and C&S executives, the parties will provide each other with any information regarding the other party's programs requested by a party, unless any such information is subject to a confidentiality obligation. Any dispute under this Section 5.11(d) that cannot be resolved by the merchandising executives shall be elevated to and settled by the Presidents of A&P and C&S prior to the end of the subsequent Contract Quarter.

     5.12 * .

     Section 6. Billing and Payment.

     6.1 * Statements. Each * , C&S shall electronically transmit to A&P, files (such files shall be referred to collectively as the "* Statement") for all amounts owed (including purchases, fees, upcharges and credits) for the immediately preceding * (the "* Statement Amount"). There will be a Shipment File with all product charges to the stores; an Adjustment File with fees, upcharges, and credits; a Cost and Weight File for random weight product; and a Cost File for all other products. A separate Manual Charge file will be provided, which shall include special delivery and trailer fees and all other miscellaneous charges, by customer number and by invoice. The * Statement will be received on the * following the * such shipments were made.

     6.2 Payment. Each * , A&P will make a wire transfer in the amount of * (adjusted as set forth below) with respect to purchases to be made on such * together with the purchases made on the immediately preceding * , * and * . Each
* , A&P will make a second wire transfer in the amount of * with respect to purchases made on the immediately preceding * and to be made on * and * . A&P will adjust the payment to be made on the next succeeding * to reflect any overpayment or underpayment for the previous * purchases, based upon the statement rendered by C&S on * . Should the due date of A&P's payment fall on a date on which banks in New York are required to be closed, the due date shall be accelerated to the previous day that banks in New York may legally open. The parties acknowledge that the * figure used in this Section 6.2 is * of the projected * purchases, plus

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

the projected fees and other charges under this Agreement for the first Contract Quarter. The parties agree that such figure shall be adjusted up or down from time to time (but no less than each Contract Quarter) to approximately * of the actual volume of * purchases then being made by A&P pursuant to this Agreement. If at any time A&P's S&P corporate credit rating is * or above, then C&S will adjust A&P's payment terms for a * payment of the * estimated * payment amount.

     6.3 Miscellaneous Billing and Payment Matters. Time is of the essence. If any payment under Section 6.2 is in default, and A&P has failed to cure the default within * after receiving notice from C&S, then, subject to Section 14, C&S shall have the right (which rights shall be nonexclusive, cumulative of and additional to all other remedies) to defer further deliveries until all payments in default have been made or, if such payment is in default for more than * following notice from C&S, to terminate this Agreement. If A&P disputes any portion of a statement, absent manifest error, it shall nonetheless pay the full amount of the statement by the payment due date, without any deductions or offsets. A&P shall give C&S notice of any billing adjustments it believes should be made, and the parties shall attempt to reach agreement on any adjustments within * . If either party believes a billing adjustment should be made, it shall give notice to the other party and the parties shall attempt to reach agreement on any adjustments within * from the date notice is received. In the event an agreement cannot be reached on disputed adjustments within said * , the parties will settle the dispute pursuant to Section 31.

     6.4 * .

     6.5 Review Rights. The parties will within * of the Effective Date develop a * price file reconciliation process in a format with sufficient detail as reasonably requested by A&P, whereby C&S will transmit to A&P all Base Price information on a * basis and A&P may review and comment on such information. A&P may also review C&S' Base Price information as set forth in Section 15.

     6.6 Third Party Deductions. From time to time, A&P may ask C&S, in writing, to act as its agent to deduct amounts that are due from manufacturers to A&P. A&P must provide C&S with supporting documentation before C&S will process such deduction. C&S has the right, in its discretion, to refuse to honor any third party deduction request that A&P may make; provided that C&S shall use this right to refuse a deduction in a reasonable manner and shall discuss such with A&P, in advance, and work with A&P to resolve any of A&P's concerns. If C&S makes a deduction on A&P's behalf and the manufacturer disputes the deduction made by C&S, A&P agrees to indemnify, defend and hold C&S harmless from any claim by the manufacturer related to such deduction, provided that C&S will cooperate with A&P in the defense of any such claim. If after taking a deduction and paying the amount of such deduction to A&P, C&S repays any such deduction, A&P will, upon receipt of notice and supporting documentation from C&S, repay such amount to C&S. A&P will use its best efforts so that the supply of merchandise from manufacturers to C&S is not adversely affected solely by any third party deductions that C&S may take on A&P's behalf. Service level shall not be adversely affected by an interruption in the supply of Merchandise from a

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

manufacturer to C&S if the interruption is caused by the refusal of the manufacturer to ship product to C&S and such refusal is attributable to a disputed deduction that C&S has taken on A&P's behalf at A&P's direction. C&S will add to each deduction from a vendor a fee to process the deduction made by C&S on A&P's behalf; such processing fee shall be (i) * for deductions equal to or less than * and (ii) * for deductions in excess of * . Section 7. Reserve System. The parties have established the reserve system described below (the "Reserve").

     7.1 Designated Reserve Product. Promptly following receipt of notice from A&P that it wishes C&S to acquire specified product to be held in reserve for forward buy, C&S will purchase such product and hold it in reserve for A&P at the Reserve Price which is established when the product is purchased by C&S. If A&P requests that C&S buy more than a * supply of private label product, the amount in excess of * will be added into the Reserve unless A&P's order on such product is in excess of * in order to meet the vendor's minimum order size and is consistent with past practice. In addition, leftover ad product covered under
Section 5.7 and leftover seasonal items (such as Halloween candy) that will have no or minimal movement until the commencement of the next season for such item shall be added to the Reserve. The amount of forward buy product shall be an economically rational amount based on A&P's normal * movement. * .

     7.2 Delivery Out of Reserve. Every * C&S shall provide a report detailing all product held in reserve for A&P. It is A&P's obligation to take delivery of all reserve product from C&S before such product is out-of-code.

     7.3 Limitation on Reserve. The Reserve shall not exceed * cases of grocery Merchandise composed of a mix of product reflective of past sales of Merchandise under this Agreement (collectively, the "Reserve Limit"). A&P will not forward buy on fixed fund or straight line accrual vendors.

     7.4 Reserve Charges. From time to time, C&S may, in its sole discretion, consent to the number of cases in the Reserve to exceed the Reserve Limit. In such an event, A&P will pay C&S a Reserve Charge equal to * for each case of product in excess of the Reserve Limit that is held as of the * . All Reserve Charges will be calculated each * after the last morning billing has been run and before the first afternoon billing has been run, and shall be billed to and paid by A&P in accordance with Section 3. Reserve Charges are in addition to, and not in lieu of, Upcharges and other fees and charges described in Section 3.

     7.5. Allocation of Reserve. The Reserve Limit shall be allocated among the facilities based on available space at each facility supplying A&P and a particular facility's percentage of the overall volume under this Agreement.

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

     Section 8. Delivery

     8.1 Requirement. Delivery frequencies shall be as set forth on the Delivery Schedule, which shall be mutually agreed to by the parties and be attached hereto as Schedule 8.1. C&S will communicate to A&P and the stores via e-mail the estimated time of arrival. A delivery shall be considered on time if it is within the delivery window set forth on the Delivery Schedule as amended from time to time by mutual agreement of the parties, provided that a delivery shall not be considered late if a delay is caused by A&P, adverse weather (i.e., ice and snow), or an event of force majeure. If C&S is late to the first stop, it shall communicate revised ETA's to the subsequent stops. A&P will provide a list of stores with municipal and/or lease restrictions as of the Commencement Date. C&S is responsible for meeting all municipal and/or lease restrictions unless such failure is caused by A&P or an event of force majeure, and C&S shall hold A&P harmless from any damages caused by such C&S failure. In the event that A&P receives a notice of default under a lease arising out of the delivery(s) of C&S, A&P will provide C&S with a copy of same and C&S will use its best efforts to immediately cure such default and provide A&P with documentation thereof so A&P may provide same to its landlord. C&S will provide A&P with routing information prior to a delivery's departure from the C&S facility. The parties acknowledge that the higher the cube utilization, the lower the transportation fees per case. Consequently, the parties will work together and adjust delivery schedules wherever reasonable and practical so as to have full truckloads.

     8.2 The Delivery and Service Levels are as follows:


        ----------------------------- ----------------- -------------------------- -----------------------
        Contract Quarter              "Target Level"    "Required/Penalty Level"   "Termination Level"
        ----------------------------- ----------------- -------------------------- -----------------------
        1st Contract Quarter          *                 N/A                        N/A
        ----------------------------- ----------------- -------------------------- -----------------------
        2nd Contract Quarter          *                 *                          *
        ----------------------------- ----------------- -------------------------- -----------------------
        Thereafter                    *                 *                          *
        ----------------------------- ----------------- -------------------------- -----------------------


     8.3 Delivery Schedule Violation. If, for any reason other than a delay caused by A&P or an event of force majeure, C&S fails to deliver at least the Required/Penalty Level of all deliveries on time in accordance with the Delivery Schedule for deliveries scheduled to be made during a Measurement Period, then such failure shall be a "Delivery Schedule Violation." Each four-week period will be a "Measurement Period" and there will be 13 Measurement Periods each Contract Year.

     8.4 Delivery Penalty. Should A&P believe that a Delivery Schedule Violation has occurred, A&P shall give notice to C&S and C&S shall use its best efforts to immediately restore the Required Service Level. Following such notice, upon a Delivery Schedule Violation, A&P will be entitled to a penalty payment equal to
* per load for all unexcused late loads below the Required/Penalty Level for such Measurement Period (the "Penalty Payment"). C&S will pay the Penalty Payment within * of the end of the applicable Measurement Period. This penalty will not apply for the * Contract Quarter.

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

     8.5 Delivery Termination. If the Delivery Service Level is below the Termination Level for * consecutive Measurement Periods, A&P may terminate the Agreement, provided that it has provided Timely Notice of Termination. Timely Notice of Termination shall mean written notice provided to C&S by A&P anytime within * of the expiration of the * Measurement Period. If, after receipt of a Timely Notice of Termination, C&S does not achieve at least the Termination Level in the * Measurement Period, then, as set forth in the Notice of Termination, the entire Agreement will terminate * following the end of the * Measurement Period. Should A&P give late Timely Notice of Termination, the time periods for cure, including extension into subsequent consecutive Measurement Periods, shall be extended accordingly. Following an event under this Section
8.5 that gives rise to a right of termination by A&P, A&P may request that only a portion of this Agreement be terminated. Following such request C&S will promptly meet with A&P and the parties will in good faith amend this Agreement to both parties' mutual satisfaction to accommodate A&P's request.

     8.6 Service Level Adjustments. The operating committee will from time to time review and, if appropriate, adjust the Delivery and Service levels and calculations set forth in Sections 8.2 and 9.1, based on actual operational experience and changes in service requirements taking into account the parties' performance, technological advances and capabilities and the type of items that C&S is supplying.

     8.7 Serious Late Delivery Penalty. If a C&S delivery is more than * late, then, to the extent such delay was not due to A&P (including, but not limited to, delay at the first stop or a transmission delay) or an event of Force Majeure, such late delivery shall be considered a Serious Late Delivery. Upon a Serious Late Delivery, A&P may bill C&S * for a delivery that is between * late and * for a delivery that is more than * late. The payment for this penalty will be received by A&P as a credit on the billing statement the * after it has been levied.

     8.8 Drop Trailers. C&S will continue A&P's present practices with respect to providing drop trailers to the A&P Stores, provided that if there is a material increase in drop trailers, the parties shall meet and in good faith come up with a fee for the incremental trailers. In addition, C&S will provide
(i) a trailer within * of a store's request when necessary as a result of an emergency and (ii) a trailer on a non-emergency basis within * of a store's request. A&P will provide C&S, with as close as reasonably possible, * advance notice of trailers A&P will require for seasonal purposes and C&S will use its commercially reasonable efforts to provide, at A&P's expense, such trailers. The parties acknowledge and agree that the foregoing time frames do not cover emergencies or catastrophes affecting * or more A&P stores and in such a case C&S will use its commercially reasonable efforts to provide A&P with as many trailers as requested by A&P as quickly as possible.

     8.9 Trailer Advertising. A&P may, at A&P's expense, place A&P logos and signage on up to * of the C&S trailers delivering Merchandise from the Facilities or the New Orleans facility, provided that if there is a significant shift of volume out of the Facilities, then the parties shall meet and in good faith agree on a method of advertising that will not

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

diminish the number of trailers with advertising as compared with the number prior to such shift in volume.

     8.10 Perishables. The general method for shipping meat, dairy and produce Merchandise shall be to ship these categories on the same truck.

     Section 9. Service Level.

     9.1 Service Level Requirement. The parties' mutual objective is to maintain the Target Levels set forth in Section 8.2. In computing the Service Level the numerator shall be the number of cases shipped, and the denominator shall be the number of cases ordered, less unauthorized cases, discontinued, and documented manufacturer's out-of-stocks. An item will qualify as a manufacturer out of stock if the manufacturer provides written proof of such status to C&S or if the manufacturer consecutively scratches such item * . Ad overpulls will not be factored into the calculation of service levels, provided that (i) C&S receives A&P's ad projection * in advance of each ad, (ii) C&S is provided with the retail and ad placement of the ad and the ad layout, and (iii) the ad distribution is no more than * above A&P's aggregate ad projection. If A&P materially changes its promotional advertising strategy in a manner that adversely impacts C&S's ability to meet Service Levels, then the immediately prior sentence shall not apply for * following such change, provided that during such * period, A&P shall use its best efforts to provide C&S with accurate ad forecasting. Prior to the Commencement Date, A&P will provide C&S with * of A&P ad movement data.

     9.2 Service Level Violation. If, for any reason other than due to an act or omission by A&P, a documented vendor issue, adverse weather (i.e. ice and snow), or an event of force majeure, C&S fails to maintain a Service Level of at least the Required/Penalty Level for the Measurement Period, then such failure shall be a "Service Level Violation." The Required/Penalty Level may be adjusted in accordance with Section 8.6.

     9.3 Service Level Penalty. Should A&P believe that a Service Level Violation has occurred, A&P shall give notice to C&S and C&S shall use its best efforts to immediately restore the Required Service Level. Following such notice, upon a Service Level Violation, A&P will be entitled to a penalty payment equal to: (i) the difference between the Required/Penalty Level and the average actual service level percentage during the Measurement Period, multiplied by (ii) the number of cases delivered during such Measurement Period, multiplied by (iii) * (the "Service Penalty Payment"); provided, that before any penalty is assessed the parties will meet to discuss the cause for such Service Level failure, what can be done to prevent future failure, and to determine, given the reasons for such failure, whether or not a penalty should be charged. Once it has been determined that the charge is appropriate, A&P will bill C&S for any such penalty and C&S will pay such bill within * . This penalty will not apply for the first Contract Quarter. In addition, during the period of any Service Level Violation, A&P may purchase from other sources Merchandise that is causing the Service Level to fall below the Required Service Level and any such purchases shall nonetheless be included as volume purchased under this Agreement.

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

     9.4 Service Level Termination. If the Service Level is below the Termination Level for * consecutive Measurement Periods, A&P may terminate the Agreement, provided that it has provided Timely Notice of Termination. Timely Notice of Termination shall mean written notice provided to C&S by A&P anytime within * of the expiration of the * Measurement Period. If, after receipt of a Timely Notice of Termination, C&S does not achieve at least the Termination Level in the * Measurement Period, then, as set forth in the Notice of Termination, the Agreement will terminate * following the end of the * Measurement Period. Should A&P give late Timely Notice of Termination, the time periods for cure, including extension into subsequent consecutive Measurement Periods, shall be extended accordingly. Following an event under this Section
9.4 that gives rise to a right of termination by A&P, A&P may request that only a portion of this Agreement be terminated. Following such request C&S will promptly meet with A&P and the parties will in good faith amend this Agreement to both parties' mutual satisfaction to accommodate A&P's request.

     Section 10. Transmission Delays. Just as C&S delivery delays can cause expense for A&P, delays in A&P's order transmissions (store polling) can cause severe expenses for C&S. C&S will report * A&P's on-time and late transmission delays. The parties will meet to fix any such problems and ensure that they are not repeated. If delays continue to occur, then the parties will meet to determine how C&S will be kept whole.

     Section 11. Pallet Exchange. C&S will primarily select and ship product on plastic pallets. C&S will record the number and type of shipped pallets on each manifest and collect all such pallets at A&P's warehouse or stores each * ; provided that the operating committee will analyze the feasibility and cost of an at store pallet exchange program. C&S will track pallets delivered and returned by type of pallet and report such numbers to A&P each * . At the end of each * , C&S will bill A&P for any shortfall in returned pallets at C&S' cost (currently * per plastic pallet and * for CHEP pallets). A&P may pay any such shortfall in cash or in kind. At the * of the first quarter, the operating committee shall reasonably determine the amount of pallets in A&P's system that will be returned the * following the * of the first quarter and this amount shall be factored into any amount owing by A&P.

     Section 12. Liaison. Two additional full-time employees of C&S for this Agreement will be located at A&P's designated headquarters to provide on-site service solely for A&P for all business between the parties. The key responsibilities of the liaison are set forth on the job description attached as
Schedule 12.

     Section 13. Reclamation Program. A&P will participate in C&S' reclamation program for all of its stores. C&S will assume A&P's rights and obligation as the Customer under A&P's contract (the "Carolina Agreement") with Carolina Logistics Services ("CLS") and live up to all terms and conditions of the contract. The CLS contract is attached hereto as Schedule 13. C&S will provide to A&P substantially the same services, including but not limited to reports, salvage income and directed charitable gifts, as are being provided by CLS. A&P has provided to C&S its calculation of income derived from reclamation and C&S

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

will make A&P whole, including providing A&P with its current level of chute and salvage income. The parties will also work together to drive additional benefits throughout the term of the agreement. C&S will use Carolina to produce the reports and provide the services that they are providing to meet A&P's business requirements and C&S will continue to do so until it can produce the same reports and can deliver the same services (or their substantial equivalents) to A&P's reasonable satisfaction. A&P will make every effort to support the transfer of its reclamation program to C&S in a reasonable timeframe, provided such transfer does not expose A&P to any claims, charges or obligations under the Carolina Agreement.

     Section 14. Force Majeure. Notwithstanding any other provision of this Agreement, the performance of the affected party shall be excused to the extent (but only to the extent) it is delayed, hindered or prevented by the following events: the business operations of either C&S or A&P are interrupted by reason of riots, insurrection, war, acts of terrorism, acts of God, or if beyond the reasonable control of C&S or A&P producers or manufacturers establish allocations or restrictions on quantities of supplies available to C&S. In the event of a Force Majeure, the party whose performance is affected will promptly notify the other party of such event and the steps that the affected party is taking to mitigate such event.

     Section 15. Verification. A&P shall have the right to audit C&S' records in order to confirm that the Base Price charged to A&P during the six month period covered by the audit is in accordance with the provisions of Section 3 of this Agreement. Such audits will be conducted at C&S' premises and will be limited to two in any twelve month period and be limited to the six month period immediately preceding the audit. Notwithstanding the preceding sentence, in the event that a discrepancy is discovered by an audit during the six months covered by such audit, then the audit may include prior periods but only to verify that the same discrepancy had not occurred during such prior periods, provided, however, if a material issue is detected then such issue will be addressed. Unless any significant discrepancies are found, each such audit shall be completed in fifteen working days. As is the customary practice, C&S will continue to produce reports and price verifications traditionally supplied to A&P and such other information and reports as are reasonably requested or needed by A&P to have the full transparency upon which this Agreement is premised. The parties' mutual objective is to identify and resolve any errors promptly after they occur rather than to rely upon the audit procedure to identify errors.

     Section 16. Financial Reports. C&S shall provide A&P with an audited Financial Statement including the comparative balance sheets, statements of income, retained earnings and cash flows prepared by C&S's independent certified public accountants, not later than ninety (90) days after the end of each fiscal year of C&S.

     Section 17. Operations. C&S shall conduct all operations required of it hereunder in conformance with the standards set by the Federal Food and Drug Administration from time to time and at a level of sanitation at least equal to that required by the Federal Food and Drug Administration or any other governmental agency having jurisdiction over merchandise and other facilities utilized by C&S in the performance of this Agreement. In addition, prior to commencement of supply and periodically during the term, the parties will review and mutually agree on recall procedures with respect to the merchandise covered by this Agreement, which procedures shall be substantially in accordance with A&P's recall procedures.

     Section 18. Insurance. C&S agrees to maintain and cause to be maintained, at its own cost and expense, the following policies of insurance from insurance companies duly authorized to do business in New York and the other jurisdictions covered by this Agreement.

     18.1 Casualty Insurance. Casualty insurance providing all risk coverage with limits not less than the full insurable value of the warehouses from which C&S is serving A&P hereunder ("C&S Premises", whether Facilities or C&S Facilities) and all of the goods and merchandise held or to be held therein.

     18.2 Comprehensive Public Liability Insurance. Comprehensive public liability insurance, including products liability and contractual liability coverage, with limits of liability of not less than $5,000,000 for property damage, personal injury and bodily injury. The products liability coverage shall be continued in effect for not less than two (2) years after delivery of the product.

     18.3 Worker's Compensation Insurance. Workers' compensation insurance and employer's liability insurance in the amounts required by law.

     18.4 Commercial Automobile Liability Insurance. Commercial automobile liability insurance affording coverage on all owned, non-owned and hired vehicles with limits of liability of not less than $50,000,000 per occurrence for bodily injury and property damage liability.

     Said policies of insurance (except for the workers' compensation and employer's liability policies) shall name A&P as an additional insured and shall provide that they may not be cancelled unless thirty (30) days' prior written notice has been given to all named insureds, and such policies of insurance and certificates of insurance shall be delivered to A&P within fifteen (15) days from the date of this Agreement and renewals thereof, as required, shall be delivered at least thirty (30) days prior to the expiration of the policy term. All insurance policies shall be written by insurers reasonably acceptable to A&P.

     18.5 Indemnification.

     (a) C&S. C&S shall defend, indemnify and hold harmless A&P and its employees, affiliates, servants, agents, successors and assigns from any and all losses, claims charges and expenses including reasonable attorney's fees and costs of settlement which are incurred by virtue of or result from (a) the inaccuracy in or breach of any representation or warranty made by C&S in this Agreement, (b) the non-fulfillment of any covenant, provision or agreement to be performed by C&S under this Agreement during the Term; or (c) any claims for injury to person or damage to property arising out of or resulting from (i) acts or omissions of C&S in any manner relating to its handling, storage, use or delivery of the merchandise supplied to A&P pursuant to the terms of this Agreement or (ii) the willful misconduct or negligent acts of C&S or its employees, provided, however, this indemnification and hold harmless shall not apply to the extent of any claims arising from or as a result of the omission, willful misconduct or negligent acts of A&P or its employees. Whenever A&P receives notice of a claim or demand that would be covered by this provision, A&P shall in turn provide C&S with prompt written notice of such claim or demand. (b) A&P. A&P shall defend, indemnify and hold harmless C&S and its employees, affiliates, servants, agents, successors and assigns from any and all losses, claims charges and expenses including reasonable attorney's fees and costs of settlement which are incurred by virtue of or result from (a) the inaccuracy in or breach of any representation or warranty made by A&P in this Agreement, (b) the non-fulfillment of any covenant, provision or agreement to be performed by A&P under this Agreement during the Term; or (c) any claims for injury to person or damage to property arising out of or resulting from (i) acts or omissions of A&P in any manner relating to the handling or use of the merchandise supplied to A&P pursuant to the terms of this Agreement or (ii) the willful misconduct or negligent acts of A&P or its employees, or (iii) subject to exhaustion of efforts in 18.5(c), for Merchandise procured and delivered hereunder; provided, however, this indemnification and hold harmless shall not apply to the extent of any claims arising from or as a result of the omission, willful misconduct or negligent acts of C&S or its employees. Whenever C&S receives notice of a claim or demand that would be covered by this provision, C&S shall in turn provide A&P with prompt written notice of such claim or demand.

     (c) Product Liability. Notwithstanding any provision to the contrary contained herein, with respect to product liability claims, the parties shall look to the manufacturer of such product for any and all defense, indemnity or hold harmless claims unless there is clear proof that such claim is the result of an act or omission by the counter-party, in which case the provisions of this
Section 18.5 shall apply.

     18.6 Confidentiality. Each of A&P and C&S agree to and will cause its respective authorized agents, representatives, affiliates, employees, officers, directors, accountants, counsel and other designated representatives (collectively, "Representatives") to (i) treat and hold as confidential (and not disclose or provide access to any Person to) this Agreement and all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") concerning the other in its possession or furnished by the other or the other's Representatives pursuant to this Agreement, (ii) if either party or its Representatives become legally compelled to disclose any such Information, provide the other party with prompt written notice of such requirement so that such other party may seek a protective order or other remedy or waive compliance with this Section 18.6, and (iii) if such protective order or other remedy is not obtained, or the other party waives compliance with this Section 18.6, furnish only that portion of such Information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such Information; provided, that this sentence shall not apply to any Information that, at the time of disclosure, is (a) available publicly and was not disclosed in breach of this Agreement by such party or its Representatives; or (b) is required to be disclosed by A&P pursuant to its obligations arising under Federal securities law or the rules of a national securities exchange. Each party agrees and acknowledges that remedies at law for any breach of its obligations under this
Section 18.6 are inadequate and that in addition thereto the other party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of monetary damages.

     Section 19. Access to Premises. C&S shall allow A&P reasonable access to the C&S Premises during C&S's regular business hours. C&S shall permit A&P, at reasonable times and on reasonable notice, (a) to review the inventory records of A&P relating to any

A&P owned goods and merchandise, (b) to inspect the warehouse facilities and transportation equipment and (c) as otherwise needed in connection with Section
15. The parties shall follow the facility inspection procedures attached as
Schedule 19. C&S shall provide workspace with internet capabilities for up to and including 3 A&P quality assurance personnel and will allow such personnel to inspect in-coming and out-going loads of fresh product.

     Section 20. Termination.

     20.1 Termination by C&S.

     (a) Subject to the provisions of Section 14, C&S may terminate this Agreement for cause upon written notice to A&P setting forth the termination date (i) as provided in Section 6.3; (ii) upon * written notice, if A&P's purchases from C&S under this Agreement are less than * cases in any Contract Year; (iii) if A&P has breached any of its material obligations under this Agreement and if such breach is curable, remains uncured after * following written notice of such breach from C&S, or (iv) if an Event of Insolvency occurs with respect to A & P; provided, that C&S shall not terminate this Agreement upon the occurrence of an Event of Insolvency if A&P is otherwise in compliance with the terms of this Agreement and A&P provides adequate assurance of future performance under this Agreement.

     (b) If C&S terminates this Agreement pursuant to this Section 20.1 (Termination for Cause), then, A&P shall, among other things, be responsible for and pay C&S's Wind-down Costs. Wind-down Costs shall include all of C&S's costs in connection with or related to the shut-down, as a result of C&S's terminating this Agreement pursuant to Section 20.1, of any facility then primarily supplying A&P with Merchandise hereunder. Specifically, Wind-down Costs shall include (i) the Net Book Value of any and all of the assets employed by C&S in a facility primarily supplying A&P that are transferred to A&P following termination, including, without limitation, any and all Facilities and any replacement facilities primarily supplying A&P pursuant to this Agreement ("Replacement Facilities"), and the property, plant, equipment and rolling stock used with respect to each such facility (collectively, the "Assets"), (ii) any costs following the Termination Date arising out of or related to any lease or agreement related to the provision of the services required by this Agreement, including any lease of a Facility or any and all Replacement Facilities, (iii) reimbursement for any and all severance and other employee termination costs incurred by C&S as a result of C&S terminating the employment of individuals providing services to A&P hereunder at any and all Facilities and Replacement Facilities, including, but not limited to any and all WARN costs incurred by C&S in terminating employees, (iv) the total ERISA withdrawal liability paid by C&S attributable to a shut Facility, and (v) any other costs established by C&S directly related to the shutdown of any and all Facilities and Replacement Facilities. A&P may mitigate the above C&S Wind-down Costs by purchasing at Net Book Value the above described Assets C&S agrees to sell to A&P and/or assuming the above described liabilities. A&P will upon C&S's termination under this
Section 20.1 purchase at the applicable Base Price any and all saleable inventory purchased by C&S for

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

delivery to A&P (the "Inventory"). The parties agree and acknowledge that the remedies under this section are nonexclusive, cumulative of and additional to all other rights or remedies in law or equity of C&S, including, without limitation, C&S's right to collect any volume related surcharges for the remainder of the Term. "Net Book Value" shall mean, as of the Termination Date, the acquisition cost less the accumulated depreciation of an Asset determined in accordance with Generally Accepted Accounting Principles. "Termination Date" means the effective date of the termination of this Agreement pursuant to
Section 20.1(b).

     20.2 Termination by A&P. Subject to the provisions of Section 14, A&P may terminate this Agreement for cause upon written notice to C&S setting forth the termination date (i) if an Event of Insolvency occurs with respect to C & S; provided that A&P shall not terminate this Agreement upon the occurrence of an Event of Insolvency if C&S is otherwise in compliance with the terms of this Agreement and C&S provides adequate assurance of future performance under this Agreement; (ii) if C&S has breached any of its material obligations under this Agreement and if such breach is curable, remains uncured after * following written notice of such breach from A & P; or (iii) as provided for in Sections
8.5 and 9.4.

     20.3 Event of Insolvency. "Event of Insolvency" shall mean that, with respect to an entity, such entity shall (a) become insolvent, (b) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets, (c) become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code, (d) file a petition in bankruptcy or for reorganization or to effect a plan or other arrangement with creditors, (e) file an answer to a creditor's petition, admitting the material allegations thereof, for involuntary bankruptcy or for reorganization or to effect a plan or other arrangement with creditors, (f) apply to a court for the appointment of a receiver or custodian for any of its assets or properties, with or without consent, and such receiver shall not be discharged within sixty (60) days after appointment, or (g) adopt a plan of complete liquidation of its assets.

     20.4 A&P Buyout Options. (a) If there is a change in control of A&P or C&S or there is a fundamental change in the grocery business, then, at any time following the * Contract Year and prior to the * Contract Year, A&P shall, upon
* prior written notice (the "Notice"), have the option to pay C&S the Buyout Price (as defined below) and perform its obligations under the first sentence of
Section 20.1(b) with respect to Wind Down Costs and, following such payment and performance, this Agreement shall become null and void and of no further force and effect. The "Buyout Price" shall equal: (i) A&P's Projected Purchases from C&S under this Agreement multiplied by * , plus (ii) any amounts due by A&P to C&S in connection with the performance of A&P's obligations under the first sentence of Section 20.1(b). "A&P's Projected Purchases" means an amount equal to projected purchases (Base Price) under this Agreement by A&P from the date of termination until * based on an annual purchase baseline equal to A&P's purchases under this Agreement in the * prior to the Notice divided by * . For example, if A&P exercised its option and sent the Notice on the * .

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

     (b) At any time following the commencement of the * Contract Year, A&P shall, upon * prior written notice, have the option to perform its obligations under the first sentence of Section 20.1(b) with respect to Wind-down Costs and, following such performance, this Agreement shall become null and void and of no further force and effect. In addition, A&P will on the date that is * following A&P's notice under this Section 20(b) purchase at the applicable Base Price any and all Inventory.

     Section 21. Facilities. C&S may, in its sole discretion, cease operations at and/or sell any or all of the facilities supplying A&P. C&S shall provide A&P
* prior notice of its intention to close such a facility. Notwithstanding anything contained in the Asset Purchase Agreement to the contrary, if C&S closes a facility supplying A&P, then C&S will be liable for the amount of the total withdrawal liability related to such closure except to the extent set forth in Section 20.1 and 20.4.

     Section 22. Remedies. Any right of termination set forth in this Agreement is a nonexclusive remedy and any termination shall be without prejudice to any claims for damages or other rights of the terminating party.

     Section 23. Nonassignability; Subcontracting. The rights and obligations of this Agreement may not be assigned or subcontracted by C&S or A&P without the prior written consent of the other party. Further, C&S shall not sell all or substantially all of its assets, nor shall ownership or control of C&S be changed, without at least * prior notice of such sale or change being first given to A&P. Finally, if C&S is acquired by a major direct competitor of A&P, such as The Stop & Shop Supermarket Company, Pathmark, Inc., or Wakefern, Inc., then, upon * prior written notice, A&P may terminate this Agreement.

     Section 24. Binding Effect. This Agreement is binding upon permitted successors and assigns of each party.

     Section 25. Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given if (i) hand-delivered, (ii) delivered by overnight courier, (iii) mailed by registered or certified mail, postage prepaid or (iv) faxed with receipt confirmed by phone; in each case to the following addresses or fax number, unless and until either party notifies the other in accordance with this Agreement of a change of address:

         If to C&S:  C&S Wholesale Grocers, Inc.
                     7 Corporate Drive
                     Keene, NH 03431
                     Attn: Chief Executive Officer (Richard B. Cohen) Via fax (603) 354-4692

                     With a copy to:


______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

                     Chief Financial Officer (Mark Gross)
                     Via fax  (603) 354-4692

                     Senior Vice President of Legal and Business Affairs (Carl Wistreich)
                     Via fax  (603) 354-4694

         If to A&P:
                     The Great Atlantic & Pacific Tea Company, Inc. 2 Paragon Drive
                     Montvale, NJ 07645
                     President (Brian Piwek)

                     With a copy to:

                     Executive Vice President, Chief Financial
                     Officer and Secretary
                     (Mitchell Goldstein)
                     Via fax  (201) 571-8715

                     Vice President, Chief Legal Officer and Asst. Secretary (Mary Ellen Offer)
                     Via Fax (973) 321-3387

     Section 26. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter and may be amended only by written instrument executed by both parties or their respective successors or permitted assigns. The Existing Supply Agreement is a separate and independent agreement. On the date hereof the parties are executing an Asset Purchase Agreement (the "Asset Purchase Agreement") which covers, among other things, C&S's acquisition of the effected warehousing and distribution business of A&P. The Asset Purchase Agreement is an essential material condition to this Agreement and hereby incorporated and made a part of this Agreement. It is agreed that upon execution hereof by the parties hereto, that the Negotiation-Inducement/Continuation Agreement, dated May 9, 2005, between C&S and A&P, is terminated and canceled and all rights and obligations thereunder are extinguished and satisfied.

     Section 27. Waiver. No claim or right arising out of the breach of this Agreement can be discharged in whole or in part by waiver or renunciation of a claim or right unless the waiver or renunciation is supported by consideration and is in writing and signed by the aggrieved party. Waiver by either party of a breach by the other of any provision of this Agreement shall not be deemed a waiver of any other provision or future compliance with all provisions hereunder, and all such provisions shall remain in full force and effect. Failure of either party to enforce any right hereunder shall not be deemed a waiver of any subsequent right hereunder.

     Section 28. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to do so and all of which together shall constitute one and the same instrument.

     Section 29. Authority. Each individual signing this Agreement hereby represents and warrants that he has the full corporate power and authority to do so and thereby bind the corporation on whose behalf the individual has signed the Agreement.

     Section 30. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws thereof. If any provision, clause or part, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement or the application of such provision, clause or part shall not be affected thereby.

     Section 31. Dispute Resolution. (a) Any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in New York City pursuant to the rules then applying of the American Arbitration Association, with the sole exception as envisioned in Section 18.6 for a breach of confidentiality requiring injunctive relief. The arbitrators shall consist of one party representative selected by A&P, one party representative selected by C&S and one neutral representative selected jointly by the first two arbitrators. The party arbitrators shall be selected within * after the commencement of the arbitration proceeding, and the neutral arbitrator shall be selected within * of the appointment of the last party arbitrator. The parties agree that the arbitrators' Award shall be duly made in writing within * after the hearings in the arbitration proceedings are closed, and that an Award agreed upon by any two of the arbitrators shall be binding and conclusive on all of the parties to this Agreement. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision as to each issue or matter in dispute may be implemented or enforced.

     (b) Judgment upon the Award may be sought and entered in any competent federal or state court located in the United States of America. An application may be made to such court for confirmation of the Award and for any other equitable or legal remedies that may be necessary to effectuate such Award or otherwise preserve any rights for which no adequate remedy at law exists.

     (c) The parties understand and agree that they hereby are giving up and waiving any claim or right to litigate in court or by a jury trial, unless or to the extent that such rights are specially provided for under this Agreement or cannot be waived under applicable law.

     Section 32. Exhibits. The Parties agree that the attached exhibits and schedules ("Exhibits") may not at the time of execution of this Agreement all be final and shall be supplemented and/or revised prior to the applicable Procurement Conversion Dates or at another time to be mutually agreed to by the Parties. The Parties acknowledge and agree that substantially all of the terms of the Exhibits have been agreed upon and are reflected in the attached Exhibits and accordingly the Exhibits shall be in substantially similar forms as

______________________________

* *Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24-b2.

the Exhibits attached to this Agreement on the date hereof. The Parties agree to engage in subsequent good faith negotiation with respect to any outstanding issues or requested supplements or revisions to the Exhibits.








                  [Remainder of page intentionally left blank]

     Section 33. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Asset Purchase Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


  THE GREAT ATLANTIC & PACIFIC                 C&S WHOLESALE GROCERS, INC.
  TEA COMPANY, INC.


  By:                                          By:
      ---------------------------                   ----------------------------
      Name:                                         Name:
      Title:                                        Title:

                                    SCHEDULES


Schedule 1.5             Store Locations

Schedule 2.1             Implementation Schedule [CONFIDENTIAL]

Schedule 3.1(c)          Perishable Procurement Procedures [CONFIDENTIAL]

Schedule 3.1(f)          Logistics Programs

Schedule 3.2(a)(i)       Transition Period Actual Costs [CONFIDENTIAL]

Schedule 3.2(b)(i)       Upcharge Calculation [CONFIDENTIAL]

Schedule 3.2(b)(ii)      Stop Fee Calculation Template [CONFIDENTIAL]

Schedule 3.2(b)(iii)     Dunmore [CONFIDENTIAL]

Schedule 3.2(b)(iv)      New Orleans Specifics [CONFIDENTIAL]

Schedule 3.2(c)(v)       Coupons [CONFIDENTIAL]

Schedule 3.2(d)(i)       Base Cost of Fuel

Schedule 5.1             Short Coded Items[CONFIDENTIAL]

Schedule 5.5(a)          Standard Credit Policy for Facilities [CONFIDENTIAL]

Schedule  5.5(b)         Non-Facility Standard Credit Policy [CONFIDENTIAL]

Schedule 5.5(c)          Shrink Gain/Loss [CONFIDENTIAL]

Schedule 5.8             SKU's [CONFIDENTIAL]

Schedule 8.1             Delivery Schedule [CONFIDENTIAL]

Schedule 12              Liaison Job Description

Schedule 13              Carolina Logistics Services ("CLS")  [Attach]
                         [CONFIDENTIAL]

Schedule 19              Facility Inspection Procedures [CONFIDENTIAL]

                                  Schedule 1.5
                                 Store Locations



Location          Banner                               Address                    City                      State      Zip
34698             A&P                293 ROUTE 206                                FLANDERS                  NJ         07836
32609             A&P                AVENUE A AND 8 TH STREET                     BAYONNE                   NJ         07002
32752             A&P                19 BELLEVILLE AVENUE                         BLOOMFIELD                NJ         07003
34610             A&P                550 MYRTLE AVENUE & RT 202                   BOONTON                   NJ         07005
32607             A&P                289 BERGEN BOULEVARD                         FAIRVIEW                  NJ         07022
32618             A&P                421 ANDERSON AVE                             FAIRVIEW                  NJ         07022
34895             A&P                105 SOUTH AVENUE                             FANWOOD                   NJ         07023
32809             A&P                59 OUTWATER LANE                             GARFIELD                  NJ         07026
32867             A&P                801 KENILWORTH BLVD.                         KENNILWORTH               NJ         07033
32847             A&P                453 VALLEY STREET                            MAPLEWOOD                 NJ         07040
32864             A&P                510 VALLEY ROAD                              UPPER MONTCLAIR           NJ         07043
34801             A&P                177 WASHINGTON VALLEY ROAD                   WARREN                    NJ         07059
34650             A&P                907 OAK TREE ROAD                            SOUTH PLAINFIELD          NJ         07080
32897             A&P                230 GALLOPING HILL ROAD                      UNION                     NJ         07083
34836             A&P                789 ST GEORGES AVE                           WOODBRIDGE                NJ         07095
32640             A&P                125 18TH STREET                              JERSEY CITY               NJ         07310
34639             A&P                45 DE MURCIO DRIVE                           ALLENDALE                 NJ         07401
34685             A&P                1938 UNION VALLEY ROAD                       WEST MILFORD              NJ         07421
34701             A&P                1730 ROUTE 46                                WEST PATERSON             NJ         07424
34677             A&P                117 FRANKLIN TURNPIKE                        MAHWAH                    NJ         07430
34620             A&P                137 LAKE STREET                              MIDLAND PARK              NJ         07432
34642             A&P                5734 BERKSHIRE VALLEY ROAD                   JEFFERSON                 NJ         07438
34990             A&P                500 ROUTE 23                                 POMPTON PLAINS            NJ         07440
34638             A&P                63 WANAQUE AVE                               POMPTON LAKES             NJ         07442
34684             A&P                455 ROUTE 23                                 SUSSEX                    NJ         07461
34621             A&P                ROUTES 515 AND 94                            VERNON                    NJ         07462
34668             A&P                560 VALLEY ROAD                              WAYNE                     NJ         07470
32653             A&P                4 MEMORIAL DRIVE                             LODI                      NJ         07644
32664             A&P                199 KINDERKAMACK ROAD                        PARK RIDGE                NJ         07656
32391             A&P                75 MAYHILL STREET                            SADDLEBROOK               NJ         07663
32651             A&P                315 PASCACK ROAD                             WASHINGTON TWNSHP         NJ         07675
32658             A&P                216 OLD TAPPAN ROAD                          OLD TAPPAN                NJ         07675
34659             A&P                520 CHESTNUT RIDGE ROAD                      WOODCLIFF LAKE            NJ         07675
34924             A&P                ROUTE 35 & VALLEY DRIVE                      NAVESINK                  NJ         07716
34927             A&P                2007 ROUTE 35                                WALL TOWNSHIP             NJ         07719
34626             A&P                990 SHREWSBERRY AVE                          TINTON FALLS              NJ         07724
34656             A&P                2101 ROUTE 35 NORTH                          HOLMDEL                   NJ         07730
34855             A&P                507 PROSPECT AVENUE                          LITTLE SILVER             NJ         07739
34926             A&P                460 COUNTY LINE ROAD & ROUTE  520            EAST MARLBORO             NJ         07746
34825             A&P                325 ROUTE 35                                 MATAWAN                   NJ         07747
34874             A&P                517 RT 46 EAST                               BELVEDERE                 NJ         07823
34686             A&P                152 ROUTE 94                                 BLAIRSTOWN                NJ         07825
34806             A&P                ROUTE 513 AND LITTLE BROOK  ROAD             CALIFON                   NJ         07830
34649             A&P                123 EAST MAIN STREET                         DENVILLE                  NJ         07834
34951             A&P                7 NAUGHTRIGHT ROAD                           MOUNT OLIVE               NJ         07840
34688             A&P                148 CENTER GROVE ROAD & RT 10                RANDOLPH                  NJ         07869
34417             A&P                407 KING GEORGE ROAD                         BASKING RIDGE             NJ         07920
34687             A&P                110 WASHINGTON STREET                        MORRISTOWN                NJ         07960
34891             A&P                580 CENTRAL AVENUE                           NEW PROVIDENCE            NJ         07974
34909             A&P                WASHINGTON VALLEY ROAD                       PLUCKEMIN                 NJ         07978
34810             A&P                ROUTE 9 & BAYSHORE DRIVE                     BARNEGAT                  NJ         08005


25463             A&P                101 EAST  ROUTE 70                           MARLTON                   NJ         08053
34802             A&P                64 BRICK PLAZA                               BRICKTOWN                 NJ         08723
34908             A&P                ROUTE 35 & 37                                ORTLEY BEACH              NJ         08751
34949             A&P                OLD ROUTE 22                                 CLINTON                   NJ         08809
34886             A&P                647 ROUTE 18                                 EAST BRUNSWICK            NJ         08816
34760             A&P                1185 AMBOY AVENUE                            EDISON                    NJ         08817
34807             A&P                459 ROUTE 31 SOUTH                           HAMPTON                   NJ         08827
34413             A&P                120 NORTH MAIN STREET                        MANVILLE                  NJ         08835
34811             A&P                3500 ROUTE 9                                 OLD BRIDGE                NJ         08857
34887             A&P                500 MILLTOWN ROAD & RT1 SOUTH                NORTH BRUNSWICK           NJ         08902
27813             A&P                6400 AMBOY AVENUE                            TOTTENVILLE               NY         10307
32050             A&P                1750 EAST GUN HILL ROAD                      BRONX                     NY         10469
32154             A&P                1511 ROUTE 22                                BREWSTER                  NY         10509
32125             A&P                ROUTE 6 & STONELEIGH AVENUE                  CARMEL                    NY         10512
32784             A&P                421 ALBANY POST ROAD                         CROTON-O-HUDS             NY         10520
32207             A&P                ROUTES 22 & 138                              GOLDENS BRIDGE            NY         10526
32202             A&P                132 BEDFORD ROAD                             KATONAH                   NY         10536
32164             A&P                ROUTE 6 & MILLER ROAD                        MAHOPAC                   NY         10541
32151             A&P                805 MAMARONECK AVENUE                        MAMARONECK                NY         10543
32208             A&P                230 SAW MILL RIVER ROAD                      MILLWOOD                  NY         10546
32226             A&P                ROUTE 117 & PRESTON WAY                      MOUNT KISCO               NY         10549
32723             A&P                24 WEST GRAND STREET                         MOUNT VERNON              NY         10550
32107             A&P                3105 EAST MAIN STREET                        MOHEGAN LAKE              NY         10566
32194             A&P                SOUTH STREET & WELCHER                       PEEKSKILL                 NY         10566
32778             A&P                575 BOSTON POST ROAD                         PORTCHESTER               NY         10573
32776             A&P                1121 BOSTON POST ROAD                        RYE                       NY         10580
32192             A&P                668 CENTRAL AVENUE                           SCARSDALE                 NY         10583
32153             A&P                1366 EAST MAIN STREET                        SHRUB OAK                 NY         10588
32787             A&P                610 COLUMBUS AVENUE                          THORNWOOD                 NY         10594
32205             A&P                100 TRIANGLE SQUARE                          YORKTOWN                  NY         10598
32193             A&P                369 TARRYTOWN ROAD                           GREENBURGH                NY         10605
32786             A&P                103 KNOLLWOOD ROAD                           GREENBURG                 NY         10607
32185             A&P                1233 NEPPERTHAN AVENUE                       YONKERS                   NY         10703
32186             A&P                660 MCLEAN AVENUE                            YONKERS                   NY         10704
32713             A&P                1046 YONKERS AVENUE                          YONKERS                   NY         10704
32198             A&P                366 PELHAM ROAD                              NEW ROCHELLE              NY         10805
32746             A&P                38 RAMAPO ROAD                               GARNERVILLE               NY         10923
32794             A&P                ROUTE 303 & LAKE ROAD                        VALLEY COTTAGE            NY         10989
27284             A&P                500 WEST MERRICK ROAD                        VALLEY STREAM             NY         11580
27257             A&P                67 NEWTON LANE                               EAST HAMPTON              NY         11937
27260             A&P                MAIN AND JAGGER LANES                        SOUTH HAMPTON             NY         11968
27232             A&P                SUNSET AVENUE                                WESTHAMPTON               NY         11978
32169             A&P                1227 ROUTE 52                                FISHKILL                  NY         12524
32003             A&P                1643 ROUTE 82                                LAGRANGE                  NY         12540
32126             A&P                3113 ROUTE 22                                PATTERSON                 NY         12563
32094             A&P                ROUTE 44 & NORTH AVENUE                      PLEASANT VALLEY           NY         12569
47074             A&P                651 TERRY PARKWAY                            GRETNA                    LA         70053
47069             A&P                3233 MAGAZINE STREET                         NEW ORLEANS               LA         70115
47071             A&P                701 ROYAL STREET                             NEW ORLEANS               LA         70116
32606             A&P                614 CLINTON STREET                           HOBOKEN                   NJ         7030
34834             A&P FOOD MARKET    52 WESTFIELD AVE                             CLARK                     NJ         07066
59504             FOOD BASICS        937 LINCOLN AVENUE                           GLEN ROCK                 NJ          07452


59512             FOOD BASICS        1425 KENNEDY BLVD                            NORTH BERGEN              NJ         07047
59501             FOOD BASICS        514 VAN HOUTEN AVE                           PASSAIC                   NJ         07055
59505             FOOD BASICS        375 PATERSON AVE                             WALLINGTON                NJ         07057
59506             FOOD BASICS        414 MAIN STREET                              BELLEVILLE                NJ         07109
59502             FOOD BASICS        465 GETTY AVENUE                             PATERSON                  NJ         07503
59511             FOOD BASICS        50 WEST MADISON AVE                          DUMONT                    NJ         07628
59513             FOOD BASICS        ROUTE 28                                     MIDDLESEX                 NJ         08846
59503             FOOD BASICS        2185 COYLE STREET                            BROOKLYN                  NY         11229
59518             FOOD BASICS        6201 N. FRONT STREET                         PHILADELPHIA              PA         19120
59510             FOOD BASICS        8920 FRANKFURT ACADEMY                       PHILADELPHIA              PA         19136
36740             FOOD EMPORIUM      160 WEST PUTNAM AVENUE                       GRENNWICH                 CT         06830
36725             FOOD EMPORIUM      280 ELM STREET                               NEW CANAAN                CT         06840
36750             FOOD EMPORIUM      1261 BOSTON POST ROAD                        RIVERSIDE                 CT         06878
36780             FOOD EMPORIUM      1201 HIGH RIDGE ROAD                         STAMFORD                  CT         06906
36710             FOOD EMPORIUM      2160 LEMOINE AVE                             FORT LEE                  NJ         07024
36715             FOOD EMPORIUM      10  UNION SQUARE 14TH AND PARK               NEW YORK                  NY         10001
36720             FOOD EMPORIUM      475 SIXTH AVENUE WEST 12TH ST                NEW YORK CITY             NY         10001
36777             FOOD EMPORIUM      316 GREENWICH STREET                         NEW YORK CITY             NY         10013
36767             FOOD EMPORIUM      200 EAST 32ND STREET                         NEW YORK CITY             NY         10016
36732             FOOD EMPORIUM      810 8TH AVE                                  NEW YORK                  NY         10019
36711             FOOD EMPORIUM      1331 FIRST AVENUE                            NEW YORK CITY             NY         10021
36742             FOOD EMPORIUM      1066 3RD AND 63RD STREET                     NEW YORK                  NY         10021
36707             FOOD EMPORIUM      969 SECOND AVENUE                            NEW YORK                  NY         10022
36783             FOOD EMPORIUM      405 EAST 59TH STREET                         NEW YORK                  NY         10022-1502
36712             FOOD EMPORIUM      228 WEST END AVENUE & 70TH ST                NEW YORK CITY             NY         10023
36717             FOOD EMPORIUM      2008 BROADWAY                                NEW YORK CITY             NY         10023
36703             FOOD EMPORIUM      1175 3RD AVE & 68TH STREET                   NEW YORK CITY             NY         10024
36708             FOOD EMPORIUM      2415 BROADWAY                                NEW YORK                  NY         10024
36706             FOOD EMPORIUM      1450 THIRD AVENUE                            MANHATTEN                 NY         10028
36729             FOOD EMPORIUM      1660 2MD AVE AND 86TH                        N.Y.                      N.Y.       10028
36727             FOOD EMPORIUM      452 WEST 43RD STREET                         NEW YORK CITY             NY         10036
36719             FOOD EMPORIUM      1211 MADISON AVENUE                          NEW YORK                  NY         10128
36762             FOOD EMPORIUM      5661 RIVERDALE AVENUE                        BRONX                     NY         10471
36770             FOOD EMPORIUM      450 MAIN STREET                              ARMONK                    NY         10504
36773             FOOD EMPORIUM      HUNTING RIDGE MALL                           BEDFORD                   NY         10506
36763             FOOD EMPORIUM      1886 PLEASANT VALLEY ROAD                    BRIARCLIFF MANOR          NY         10510
36749             FOOD EMPORIUM      335 HALSTEAD AVENUE                          HARRISON                  NY         10528
36728             FOOD EMPORIUM      261 SOUTH RIDGE STREET                       PORT CHESTER              NY         10573
36734             FOOD EMPORIUM      345 DOWNING DRIVE                            YORKTOWN HEIGHTS          NY         10598
36769             FOOD EMPORIUM      87 MAIN STREET                               HASTINGS                  NY         10706
36768             FOOD EMPORIUM      12-14 CEDAR STREET                           BRONXVILLE                NY         10708
36766             FOOD EMPORIUM      777 WHITE PLAINS ROAD                        EAST CHESTER              NY         10709
36774             FOOD EMPORIUM      23 QUAKER RIDGE ROAD                         NEW ROCHELLE              NY         10804
36779             FOOD EMPORIUM      510 MIDDLENECK ROAD                          GREAT NECK                NY         11023
55789             FOOD EMPORIUM      2105 WEST SOUTH BOULEVARD                    TROY                      MI         48098
55709             FOOD EMPORIUM      20422 MACK AVENUE                            GROSSE POINTE WOODS       MI         48236
55301             FOOD EMPORIUM      3600 WEST MAPLE                              BLOOMFIELD HILLS          MI         48301
55360             FOOD EMPORIUM      1495 NORTH ROCHESTER ROAD                    ROCHESTER HILLS           MI         48307
55637             FOOD EMPORIUM      100 NORTH ADAMS ROAD                         ROCHESTER                 MI         48309
13339             FOOD MART          207 WEBSTER SQUARE ROAD                      BERLIN                    CT         06037
13351             FOOD MART          175 LOWREY PLACE                             NEWINGTON                 CT         06111
13108             FOOD MART          179 STONINGTON ROAD                          MYSTIC                    CT         06355


13128             FOOD MART          ROUTE 51, 90 HALLS ROAD                      OLD LYME                  CT         06371
13355             FOOD MART          1060 WEST MAIN STREET                        BRANFORD                  CT         06405
13366             FOOD MART          820 WASHINGTON AVE                           MIDDLETOWN                CT         06457
13385             FOOD MART          745 FOXON ROAD                               EAST HAVEN                CT         06512
13405             FOOD MART          1700 PARK AVENUE                             BRIDGEPORT                CT         06604
13350             FOOD MART          699 NEW HAVEN ROAD                           NAUGATUCK                 CT         06770
13409             FOOD MART          35 MAIN STREET                               DANBURY                   CT         06810
13074             FOOD MART          1 PADANARAM ROAD                             DANBURY                   CT         06812
13892             FOOD MART          30 BRIDGE STREET                             MARGARETVILLE             NY         12455
47107             SAV A CENTER       1345 PASS ROAD                               GULFPORT                  MS         39507
47112             SAV A CENTER       200 EAST BEACH BOUEVARD                      LONG BEACH                MS         39560
47128             SAV A CENTER       3164 BIENVILLE BOULEVARD                     OCEAN SPRINGS             MS         39564
47110             SAV A CENTER       410 HIGHWAY 90                               WAVELAND                  MS         39575
47056             SAV A CENTER       717 CLEARVIEW PARKWAY                        METAIRIE                  LA         70002
47060             SAV A CENTER       2900 VETERANS BOULEVARD                      METIRE                    LA         70002
47076             SAV A CENTER       2701 AIRLINE HWY                             METAIRIE                  LA         70002
47211             SAV A CENTER       3711 POWER BLVD                              METARIE                   LA         70003
47058             SAV A CENTER       8315 W.JUDGE PEREZ DRIVE                     CHALMETTE                 LA         70043
47084             SAV A CENTER       2851 BELLE CHASSE HIGHWAY                    GRETNA                    LA         70056
47085             SAV A CENTER       1117 BEHRMAN HIGHWAY                         GRETNA                    LA         70056
47055             SAV A CENTER       4328 EAST JUDGE PEREZ DRIVE                  MERAUX                    LA         70075
47062             SAV A CENTER       4001 GENERAL DEGUALLE                        ALGIERS                   LA         70114
47231             SAV A CENTER       4500 TCHOUPITOULAS                           NEW ORLEANS               LA         70115
47075             SAV A CENTER       400 NORTH CARROLLTON AVE                     NEW ORLEANS               LA         70119
47216             SAV A CENTER       6600 FRANKLIN AVENUE                         NEW ORLEANS               LA         70122
47215             SAV A CENTER       6001 BULLARD AVENUE                          NEW ORLEANS               LA         70128
47082             SAV A CENTER       50 PARK PLACE                                COVINGTON                 LA         70433
47083             SAV A CENTER       110 GAUSE BLVD. WEST                         SLIDELL                   LA         70460
47042             SAV A CENTER       3060 GAUSE BLVD                              SLIDELL                   LA         70461
47047             SAV A CENTER       4350 HIGHWAY 22                              MANDEVILLE                LA         70471
47081             SAV A CENTER       3450 HIGHWAY 190                             MANDEVILLE                LA         70471
47010             SAV A CENTER       14485 GREENWELL SPRING ROAD                  GREENWELL SPRINGS         LA         70739
47004             SAV A CENTER       4530 SO.SHERWOOD FOR. RD                     BATON ROUGE               LA         70816
25493             SUPERFRESH         75 S. WHITEHORSE PIKE                        HAMMONTON                 NJ         08037
25471             SUPERFRESH         609 EAST BAY AVENUE                          MANAHAWKIN                NJ         08050
25460             SUPERFRESH         ROUTE 38 & EARYSTOWN ROAD                    MT. HOLLY                 NJ         08060
22492             SUPERFRESH         709 SOUTH BROADWAY                           SALEM                     NJ         08070
25468             SUPERFRESH         650 WEST CUTHBERT BLVD                       WESTMONT                  NJ         08108
25476             SUPERFRESH         20 COURT HOUSE SO. & DENNIS  ROAD            CAPE MAY CT HSE           NJ         08210
25477             SUPERFRESH         800 WEST AVE                                 OCEAN CITY                NJ         08226
25490             SUPERFRESH         6825 TILTON ROAD                             EGG HARBOR                NJ         08234
25474             SUPERFRESH         26TH STREET & DELAWARE AVE                   WILDWOOD                  NJ         08260
25404             SUPERFRESH         440 ROUTE 130                                EAST WINDSOR              NJ         08520
25494             SUPERFRESH         10 SCHALK CROSSING ROAD UNIT  31             PLAINSBORO                NJ         08536
25420             SUPERFRESH         2465 S.BROAD STREET                          HAMILTON TOWNSHI          NJ         08610
22926             SUPERFRESH         10 NEWBERRY COMMONS                          ETTERS                    PA         17319
25380             SUPERFRESH         3691 RT. 378                                 BETHLEHEM                 PA         18015
25363             SUPERFRESH         300 SOUTH BEST AVE                           WALNUTPORT                PA         18088
25375             SUPERFRESH         ROUTES 611 & 313                             DOYLESTOWN                PA         18901
25252             SUPERFRESH         CROSSLAND PL. & 2ND STREET                   RICHBORO                  PA         18954
25246             SUPERFRESH         2100-10 COUNTY LINE ROAD                     UPPER MORELAND            PA         19006
25243             SUPERFRESH         ROUTE 13 & 413                               BRISTOL                   PA         19007


25241             SUPERFRESH         1110 YOUNGSFORD ROAD                         GLADWYNE                  PA         19035
25258             SUPERFRESH         1601 BIG OAK ROAD                            YARDLEY                   PA         19067
22230             SUPERFRESH         1305 WEST CHESTER PIKE                       HAVERTOWN                 PA         19083
25239             SUPERFRESH         3070 WELSH ROAD                              WILLOW GROVE              PA         19090
25240             SUPERFRESH         250 EAST LANCASTER AVE                       WYNNEWOOD                 PA         19096
25730             SUPERFRESH         5TH & PINE STREET                            PHILADELPHIA              PA         19106
25725             SUPERFRESH         7700 CRITTEDON STREET                        PHILADELPHIA              PA         19118
25747             SUPERFRESH         10TH & SOUTH STREET                          PHILADELPHIA              PA         19147
25726             SUPERFRESH         1851 SOUTH CHRISTOPHER  COLUMBUS BLVD.       PHILADELPHIA              PA         19148
25710             SUPERFRESH         2151 COTTMAN AVE.                            PHILADELPHIA              PA         19149
25723             SUPERFRESH         85 FRANKLIN MILLS BLVD                       PHILADELPHIA              PA         19154
22248             SUPERFRESH         450 WEST SWEDESFORD ROAD                     BERWYN                    PA         19312
22244             SUPERFRESH         863 E. BALTIMORE PIKE                        KENNETT SQUARE            PA         19348
22376             SUPERFRESH         351 WEST SCHUYKILL ROAD                      POTTSTOWN                 PA         19465
22565             SUPERFRESH         700 PLAZA DRIVE                              NEWARK                    DE         19702
22562             SUPERFRESH         2105 PHILADELPHIA PIKE                       CLAYMONT                  DE         19703
22585             SUPERFRESH         643 CONCHESTER HIGHWAY                       BOOTHWYN                  PA         19711
22588             SUPERFRESH         401 NEW LONDON ROAD                          NEWARK                    DE         19711
22586             SUPERFRESH         2044 NEW CASTLE AVENUE                       NEW CASTLE                DE         19720
22584             SUPERFRESH         MARSH & SILVERSIDE ROAD                      WILMINGTON                DE         19809
22590             SUPERFRESH         25 GREENTREE DRIVE                           DOVER                     DE         19901
22561             SUPERFRESH         ROUTE 14 & 113                               MILFORD                   DE         19963
22559             SUPERFRESH         4575 HWY. 1 & POSTAL ROAD                    REHOBETH BEACH            DE         19971
22979             SUPERFRESH         4330 48TH STREET                             WASHINGTON                DC         20016
22863             SUPERFRESH         4825 GLENN DALE DRIVE                        BOWIE                     MD         20820
22985             SUPERFRESH         12028 CHERRY HILL RD                         WHITE OAK                 MD         20904
22943             SUPERFRESH         3901 ASPEN HILL ROAD                         WHEATON                   MD         20906
22891             SUPERFRESH         1238 BAY DALE DRIVE                          ARNOLD                    MD         21012
22847             SUPERFRESH         599 WEST BAKTO NATIONAL PIKE                 BEL AIR                   MD         21014
22855             SUPERFRESH         3301 NORTH RIDGE ROAD                        ELLICOTT CITY             MD         21043
22881             SUPERFRESH         7740 RICHIE HWY.                             GLEN BURNIE               MD         21061
22860             SUPERFRESH         7280 MONTGOMERY ROAD                         ELKRIDGE                  MD         21075
22876             SUPERFRESH         37 W. AYLESBURY AVE.                         TIMONUIM                  MD         21093
22877             SUPERFRESH         1155 ANNAPOLIS ROAD                          ODENTON                   MD         21113
22912             SUPERFRESH         400 ENGLAR ROAD                              WESTMINISTER              MD         21157
22880             SUPERFRESH         822 DULANEY VALLEY ROAD                      TOWSON                    MD         21204
22807             SUPERFRESH         7005 SECURITY BLVD                           BALTIMORE                 MD         21207
22812             SUPERFRESH         1020 WEST 41ST STREET                        BALTO                     MD         21211
22813             SUPERFRESH         2495 FREDRICK AVENUE                         BALTIMORE                 MD         21223
22802             SUPERFRESH         5101 EAST DRIVE                              BALTIMORE                 MD         21227
22833             SUPERFRESH         2401 CLENLEIGH DRIVE                         BALTIMORE                 MD         21234
22897             SUPERFRESH         7709 HARFORD ROAD                            PARKVILLE                 MD         21234
22839             SUPERFRESH         8905 BELAIR ROAD                             PERRY HALL                MD         21236
22817             SUPERFRESH         1763 CHESACO AVE.                            ROSEDALE                  MD         21237
22829             SUPERFRESH         1238 PUTTY HILL                              TOWSON                    MD         21286
22870             SUPERFRESH         780 CAMBRIDGE PLAZA                          CAMBRIDGE                 MD         21613
22852             SUPERFRESH         17 WASHINGTON SQUARE                         CHESTERTOWN               MD         21620
22950             SUPERFRESH         5830 BALLENGER CREEK PIKE                    FREDERICK                 MD         21701
22951             SUPERFRESH         40 SOUDER ROAD                               BRUNSWICK                 MD         21716
22825             SUPERFRESH         504 E. RIDGEVILLE BLVD                       MT AIRY                   MD         21771
22872             SUPERFRESH         125 WEST COLLEGE AVE                         SALISBURY                 MD         21801
22874             SUPERFRESH         9507 COSTAL HWY.                             OCEAN CITY                MD         21842


22888             SUPERFRESH         12741 OCEAN GATEWAY                          OCEAN CITY                MD         21842
22892             SUPERFRESH         11531 COASTAL HIGHWAY                        OCEAN CITY                MD         21842
22377             SUPERFRESH         447 EAST UWCHLAN AVE                         CHESTER SPRINGS           PA         49425
47068             SUPERFRESH         1000 WEST ESPLANADE SUITE 300                KENNER                    LA         70065
13362             WALDBAUMS          772 NORTH MAIN STREET                        WEST HARTFORD             CT         06117
27863             WALDBAUMS          375 TOMKINS AVENUE                           ROSEBANK                  NY         10304
27890             WALDBAUMS          454 NEW DORP LANE                            NEW DORP                  NY         10306
27219             WALDBAUMS          3251 RICHMOND AVENUE                         STATEN ISLAND             NY         10312
27238             WALDBAUMS          4343 AMBOY ROAD                              STATEN ISLAND             NY         10312
27230             WALDBAUMS          1441 RICHMOND AVE                            STATEN ISLANE             NY         10314
27672             WALDBAUMS          778 MANOR ROAD                               STATEN ISLAND             NY         10314
27613             WALDBAUMS          259-01 UNION TURNPIKE                        GLEN OAKS                 NY         11004
27617             WALDBAUMS          40 GREAT NECK ROAD                           GREAT NECK                NY         11021
27223             WALDBAUMS          2475 JERICHO TURNPIKE                        GARDEN CITY PARK          NY         11040
27248             WALDBAUMS          81-21 NEW UTRECHT AVENUE                     BROOKLYN                  NY         11219
27231             WALDBAUMS          2424 FLATBUSH AVENUE                         SOUTH FLATBUSH            NY         11234
27240             WALDBAUMS          2149 RALPH AVENUE                            BROOKLYN                  NY         11234
27235             WALDBAUMS          3100 OCEAN AVENUE                            BROOKLYN                  NY         11235
27643             WALDBAUMS          1871 ROCKAWAY PARKWAY                        BROOKLYN                  NY         11236
27275             WALDBAUMS          133-11 20TH AVENUE                           COLLEGE POINT             NY         11356
27270             WALDBAUMS          153-01 TENTH AVENUE                          WHITESTONE                NY         11357
27657             WALDBAUMS          35-10 FRANCIS LEWIS BLVD                     BAYSIDE                   NY         11358
27632             WALDBAUMS          213-15 26TH AVENUE                           BAY TERRACE               NY         11360
27209             WALDBAUMS          46-40 FRANCIS LEWIS BOULEVARD                BAYSIDE                   NY         11361
27247             WALDBAUMS          240-02 61ST AVENUE                           DOUGLASTON                NY         11363
27641             WALDBAUMS          75-55 31ST AVENUE                            JACKSON HEIGHTS           NY         11372
27243             WALDBAUMS          196-35 HARACE HARDING BLVD                   FLUSHING                  NY         11375
27651             WALDBAUMS          156-01 CROSS BAY BLVD                        HOWARD BEACH              NY         11414
27668             WALDBAUMS          83-25 153RD AVENUE                           HOWARD BEACH              NY         11414
27669             WALDBAUMS          1050 WILLIS AVENUE                           ALBERTSON                 NY         11507
27633             WALDBAUMS          660 SUNRISE HIGHWAY                          BALDWIN                   NY         11510
27685             WALDBAUMS          905 ATLANTIC AVENUE                          BALDWIN                   NY         11510
27610             WALDBAUMS          2 WESTBURY AVENUE                            CARLE PLACE               NY         11514
27655             WALDBAUMS          1-1 PARK PLAZA                               GLEN HEAD                 NY         11545
27639             WALDBAUMS          1530 FRONT STREET                            EAST MEADOWS              NY         11554
27245             WALDBAUMS          BAY & ROCKWAY BOULEVARD                      LAWRENCE                  NY         11559
27658             WALDBAUMS          85 WEST PARK AVENUE                          LONG BEACH                NY         11561
27279             WALDBAUMS          1686 MERRICK ROAD                            MERRICK                   NY         11566
27647             WALDBAUMS          399 OCEAN AVENUE                             ROCKVILLE CENTRE          NY         11570
27213             WALDBAUMS          3600 LONG BEACH ROAD                         OCEANSIDE                 NY         11572
27210             WALDBAUMS          595 OLD COUNTRY ROAD                         WESTBURY                  NY         11590
27616             WALDBAUMS          112-15 BEECH CHANNEL DRIVE                   BELLE HARBOR              NY         11694
27661             WALDBAUMS          725 SUNRISE HIGHWAY                          BABYLON                   NY         11704
27253             WALDBAUMS          1934 MIDDLE COUNTRY ROAD                     CENTEREACH                NY         11720
27203             WALDBAUMS          55 JERICHO TURNPIKE                          COMMACK                   NY         11725
27215             WALDBAUMS          40 VANDERBILT PARKWAY                        COMMACK                   NY         11725
27699             WALDBAUMS          1960 DEER PARK AVE                           DEER PARK                 NY         11729
27673             WALDBAUMS          300 MONTAUK HIGHWAY                          EAST ISLIP                NY         11730
27277             WALDBAUMS          4054 NESCONSET HIGHWAY                       EAST SETAUKET             NY         11733
27638             WALDBAUMS          450 MAIN STREET                              FARMINGDALE               NY         11735
27217             WALDBAUMS          777 PULASKI ROAD                             GREENLAWN                 NY         11740
27286             WALDBAUMS          328 UNION AVENUE                             HOLBROOK                  NY         11741


27236             WALDBAUMS          60 WALL STREET                               HUNTINGTON                NY         11743
27681             WALDBAUMS          711 EAST JERICHO TURNPIKE                    HUNTINGTON STA.           NY         11746
27298             WALDBAUMS          890 WALT WHITMAN RD                          MELVILLE                  NY         11747
27289             WALDBAUMS          336 NORTH BROADWAY                           JERICHO                   NY         11753
27697             WALDBAUMS          ROUTE 25A & JOHNSLAND ST.                    SAN REMO                  NY         11754
27283             WALDBAUMS          3377 HEMPSTEAD TURNPIKE                      LEVITTOWN                 NY         11756
27251             WALDBAUMS          50 HOFFMAN AVE                               LYDENHURST                NY         11757
27256             WALDBAUMS          5508 SUNRISE HIGHWAY                         MASSAPEQUA                NY         11758
27688             WALDBAUMS          702 HICKSVILLE ROAD                          MASSAPEQUA                NY         11758
27261             WALDBAUMS          MILLER PLACE ROAD                            MILLER PLACE              NY         11764
27288             WALDBAUMS          4560 SUNRISE HIGHWAY                         OAKDALE                   NY         11769
27241             WALDBAUMS          440 WEST SUNRISE HIGHWAY                     NORTH PATCHOGUE           NY         11772
27660             WALDBAUMS          665 MONTAUK HIGHWAY                          EAST PATCHOGUE            NY         11772
27611             WALDBAUMS          245 ROUTE 25A                                ROCKY POINT               NY         11778
27630             WALDBAUMS          601 PORTION ROAD                             LAKE RONKONKOMA           NY         11779
27662             WALDBAUMS          211 MIDDLE COUNTRY ROAD                      SELDEN                    NY         11784
27214             WALDBAUMS          1236 VETERANS HWY                            HAUPPAUGE                 NY         11788
27278             WALDBAUMS          124 EAST MAIN STREET                         SMITHTOWN                 NY         11788
27601             WALDBAUMS          2162 NESCONSET HWY                           STONY BROOK               NY         11790
27285             WALDBAUMS          910 SOUTH BROADWAY                           HICKSVILLE                NY         11801
27212             WALDBAUMS          1510 OLD COUNTRY ROAD                        RIVERHEAD                 NY         11901
27229             WALDBAUMS          812 MONTAUK HIGHWAY                          CENTER MORICHES           NY         11934
27263             WALDBAUMS          ROUTE 25 & FACTORY AVENUE                    MATTITUCK                 NY         11952
27604             WALDBAUMS          999 MONTAUK HIGHWAY                          SHIRLEY                   NY         11967



                                 Schedule 3.1(f)
                               Logistics Programs



Current Logistical Vendors
CAMPBELL-WL/ONE SOU
CLOROX / OCHLOCKNEE GA
JOHNSON SC
KIMBERLY CLARK/HAZELTON
KRAFT - BATTLE CREEK MFG
NESTLE FDS/DISTRIBUTION
NESTLE/LIBBY BVRGE 28000
UNILEVER HPC

                               Schedule 3.2(d)(i)
                                Base Cost of Fuel


BASE COST OF FUEL




Cost of  Fuel components
                                                   Edison      Islip       Baltimore    Freshtown     Dunmore

     Raw price of fuel                             $ 1.3640    $ 1.4350    $ 1.2590     $ 1.5040      $ 1.3460

        Terminal fee
        Low Sulfer differential
        Diesel additive
        freight
        federal excise tax                         $  0.244    $  0.244    $  0.244     $   0.24      $   0.24

        state excise tax                           $  0.135    $  0.080    $  0.243                   $   0.31

        state transfer fees
        Sales tax                                  $  0.040    $  0.135                 $   0.21

         Addl delivery fee -
         (ie: no storage tank/wet hose)
        Other
                                                               $  0.161                 $  0.192      $   0.05
                                                   ===========================================================
     Total Base Cost of fuel:                      $  1.783    $  2.055    $  1.746     $   2.155     $  1.948




  Note: ALL UPCHARGES STILL SUBJECT TO FINAL DUE DILIGENCE AND CONTRACT SIGNING


                                   Schedule 12
                             Liaison Job Description


POSITION TITLE:   A&P / C&S LIAISON

REPORTS TO:

POSITION SUMMARY:

This individual will work with Category Management, Procurement, and C&S to minimize the effect of residual inventory. Day to day he/she will monitor KPI's and make the necessary adjustments including order cancellations and creating additional purchase orders. The incumbent will work collaboratively with Central Purchasing, Category Management, Transportation and C&S to make the appropriate decisions.

KEY ACCOUNTABILITIES:

o Work with A&P to coordinate developing promotional forecast and reporting back to both A&P and C&S the accuracy of those forecast
o Meet with appropriate A&P liaisons to resolve service level issues including authorizing proper substitutions.
o    Meet with the appropriate authority to make timely order adjustments.
o    Assist in the disposal of the residual add inventory.
o    Responsible for daily procurement tactical activity.
o Researches, resolves and responds to questions/issues in a timely manner and in accordance with standards and protocol
o Regularly follows up on problems/issues to ensure that they are being resolved to our customer's satisfaction and within an acceptable timeframe.
o Establishes a weekly/period report of accomplishments for submission to Supervisor.

PERFORMANCE METRICS:

Customer:    Achievement of the KPI's set fourth in the A&P and C&S agreement.

Financial:   Bonus reward based on 50% tactical and 50% on how well A&P and
             C&S achieves its agreed upon goals. Decrease in residual inventory/number of days.

Employee:    Measures of effective working relationships.
             Measures of system and process knowledge and proficiency.

Operations:  The ability to achieve the objectives that are set by A&P and C&S.

SPECIAL SKILLS, TRAINING, OR EXPERIENCE:

o    Experience in retail, logistics, warehousing, and transportation
o    Knowledge and understanding of Company systems, policies, and procedure

POSITION SPECIFIC COMPETENCIES:

1. Communication Skills - Strong oral, written, presentation, and listening skills. Demonstrated ability to present information in a clear, concise, and compelling manner that commands attention and respect. Exhibits empathy and self-awareness, and has the ability to convincingly persuade and influence others. Must be comfortable dealing at all levels of the organization.
2. Customer Service - Creates and operates within high standards for quality customer service; regularly speaks with customers, associates and suppliers; promptly acts on feedback; provides staffing levels to achieve customer satisfaction levels.
3. Business Case Assessment - Demonstrated ability to analyze the impact of changing business processes, systems, techniques or other methodology and present a strategic assessment of the change to the overall operation.
4. Decision-Making: Demonstrated ability to make decisions, render judgments, or take action.
5. Analytical Skills - Demonstrated ability to gather, relate and compare data from different sources; ensure data is reliable, complete and accurate; identify issues; secure relevant information and identify relationships.
6. Multi-Tasking - Demonstrated ability to effectively handle a variety of tasks simultaneously while maintaining efficiency in task accomplishment.
7. Planning and Organizing - Demonstrated ability to develop strategies and schedules for meeting goals. Anticipates obstacles to goal attainment and devises alternate strategies to achieve objectives. Applies effective planning and time management tools. Demonstrated ability to think ahead, monitor own and others progress, and make adjustments as needed to fulfill commitments within reasonable timeframes and to meet deadlines.

CORE COMPANY VALUES:

1. Respect and Integrity: Treat each of our customers, associates, vendors and investors with integrity and respect deserving of a member of the A&P family.

2. Customer Focus: Strive towards understanding and anticipating what our customers want, and more importantly, delivering what they truly value.

3. Teamwork: Encourage commitment to hard working teams that understand the power of a team is greater than the sum of its individuals.

4. Excellence and Accountability: Take personal ownership for ensuring that we strive for excellence in all aspects of our daily responsibilities.

5. Learning: Develop a spirit of inquiry and encourage ongoing growth and development.

6. Community and Social Responsibility: Play an active role in enhancing the quality of life both personally and in our community.


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